UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. __)

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

LAKE SHORE BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)1 and 0-11

December 20, 2024

Dear Shareholder:

We cordially invite you to attend the Special Meeting of Shareholders of Lake Shore Bancorp, Inc. (the “Special Meeting”). The Special Meeting will be held at Lake Shore Bancorp, Inc., 31 East Fourth Street, Dunkirk, New York 14048 on February 4, 2025 at 8:30 a.m., Eastern Time.

The enclosed Notice of Special Meeting and Proxy Statement describe the formal business to be transacted. At the Special Meeting, shareholders will be asked to vote on the following matters:

●	To approve the Lake Shore Bancorp, Inc. 2025 Equity Incentive Plan; and

●	transaction of such other business as may properly come before the special meeting.

For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends that you vote FOR the above noted matter.

We are pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their shareholders over the Internet. On or about December 20, 2024, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our Proxy Statement and vote online. The Notice also explains how you may request to receive a paper copy of the Proxy Statement as well as a paper proxy card.

Whether or not you are able to attend the Special Meeting, and regardless of the number of shares you own, your vote is important and we encourage you to vote promptly. You may vote your shares via a toll-free telephone number, over the Internet or on a paper proxy card if you request one. Instructions regarding the methods of voting are contained on the Notice and proxy card. Voting by proxy will not prevent you from voting in person at the Special Meeting, but will ensure that your vote is counted if you are unable to attend.

The Board of Directors and the employees of Lake Shore Bancorp, Inc. are committed to our continued success and the enhancement of your investment.

Sincerely yours,
/s/ Kim C. Liddell
Kim C. Liddell
President and Chief Executive Officer

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

Date:	February 4, 2025
Time:	8:30 a.m., Eastern Time
Place:	Lake Shore Bancorp, Inc. 31 East Fourth Street Dunkirk, New York 14048

At the Special Meeting, we will ask you to vote on the following matters:

1.	Approval of the 2025 Equity Incentive Plan: Approve the Lake Shore Bancorp, Inc. 2025 Equity Incentive Plan.

2.	Other Business: Any other business properly brought before the shareholders at the meeting, and any adjournment or postponement thereof. Please note that at this time we are not aware of any such business.

You may vote your shares of common stock if you owned the shares at the close of business on December 6, 2024, the record date. Whether or not you are able to attend the meeting, and regardless of the number of shares you own, your vote is important and we encourage you to vote promptly.

By Order of the Board of Directors,

/s/ Eric Hohenstein
Eric Hohenstein
Corporate Secretary
Dunkirk, New York
December 20, 2024

You are cordially invited to attend the Special Meeting of Shareholders. It is important that your shares be represented regardless of the number of shares you own. The Board of Directors urges you to vote your shares promptly. You may vote your shares via a toll-free telephone number, over the Internet or on a paper proxy card if you request one. Voting your shares via proxy will not prevent you from voting in person if you attend the Special Meeting.

31 East Fourth Street
Dunkirk New York, 14048
(716) 366-4070

PROXY STATEMENT

INFORMATION ABOUT THE SPECIAL MEETING

General Information

This proxy statement contains information about the Special Meeting of Shareholders of Lake Shore Bancorp, Inc. We refer to Lake Shore Bancorp, Inc. in this proxy statement as the “Company,” “we,” “us,” or “our.” The Company is the holding company for Lake Shore Savings Bank, which we refer to as “Lake Shore Savings” or as the “Bank.”

Availability of Proxy Materials

On December 20, 2024, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to all shareholders entitled to vote, which contains instructions on how to access this proxy statement and how to vote. You may also request that a printed copy of the proxy materials be sent to you. You will not receive a printed copy of the proxy materials unless you request one in the manner set forth in the Notice. The proxy materials are all available on the internet at the following website: http://www.edocumentview.com/LSBK-SPC.

In accordance with Securities and Exchange Commission (“SEC”) rules, the materials on the foregoing website are searchable, readable and printable, and the website does not use “cookies,” track user moves, or gather any personal information.

Date, Time and Place of Meeting

The Special Meeting of the Shareholders of the Company will be held at 8:30 a.m., Eastern Time, on Tuesday, February 4, 2025, at Lake Shore Bancorp, Inc., 31 East Fourth Street, Dunkirk, New York 14048.

Purpose of the Meeting

The shareholders will be asked to consider and vote upon the following matters at the meeting:

●	to approve the Lake Shore Bancorp, Inc. 2025 Equity Incentive Plan; and

●	such other business as may be properly brought before the meeting and any adjournment or postponement thereof.

Solicitation of Proxies

We will pay all costs with respect to this Proxy Statement and related materials as well as soliciting proxies from shareholders. Regular employees of Lake Shore Bancorp and Lake Shore Savings may solicit proxies in person, by mail or by telephone, but no employee will receive any compensation for solicitation activities in addition to his or her regular compensation. Expenses may include the charges and expenses of brokerage houses, nominees, custodians and fiduciaries for forwarding proxies and proxy materials to beneficial owners of shares.

VOTING PROCEDURES

Who Can Vote?

Our Board of Directors has fixed the close of business on December 6, 2024 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting. Accordingly, only holders of record of our shares of common stock at the close of business on such date will be entitled to vote at the Special Meeting. On December 6, 2024, there were 5,735,226 shares outstanding, of which 3,636,875 of those shares, or 63.4%, are owned by Lake Shore, MHC, our top-tier federal mutual holding company.

Quorum

A quorum of shareholders is necessary to hold a valid meeting. If the holders of at least a majority of the total number of our outstanding shares of common stock entitled to vote are represented in person or by proxy at the Special Meeting, a quorum will exist. Because Lake Shore, MHC, the top tier holding company for Lake Shore Bancorp, Inc. and Lake Shore Savings Bank, owns greater than a majority of our outstanding shares of common stock, representation of Lake Shore, MHC at the Special Meeting will constitute a quorum. We will include proxies marked as abstentions and broker non-votes, as applicable, to determine the number of shares present at the Special Meeting.

How Many Votes You Have

Each holder of shares of common stock outstanding on December 6, 2024 will be entitled to one vote for each share held of record at the Special Meeting.

How To Vote

You may vote your shares at the Special Meeting in person or by proxy. To vote in person, you must attend the Special Meeting and obtain and submit a ballot, which we will provide to you at the Special Meeting. The Notice provides instructions on how to access your proxy card and contains instructions on how to vote via telephone or the Internet. For those shareholders who request a paper proxy card, instructions for voting via telephone and the Internet are set forth on the proxy card. Those shareholders who receive a paper proxy card and voting instructions by mail, and who elect to vote by mail, should sign and return the proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials. All properly executed proxies we receive prior to the Special Meeting will be voted in accordance with the instructions marked on the proxy card. In the event you return an executed proxy card without marking your instructions, your executed proxy will be voted FOR the proposal identified in the Notice of the Special Meeting of Shareholders.

If you are a shareholder whose shares are not registered in your own name, you will need appropriate documentation from your broker or other holder of record to vote personally at the Special Meeting.

If any other matter is presented at the Special Meeting, the Board of Directors will vote the shares represented by all properly executed proxies on such matters as a majority of our Board of

Directors determines. As of the date of this proxy statement, we know of no other matters that may be presented at the Special Meeting, other than those listed in the Notice of Special Meeting.

We are soliciting proxies only for the Special Meeting. If you grant us a proxy to vote your shares, the proxy will only be exercised at the Special Meeting.

Vote by Lake Shore, MHC

As of December 6, 2024, Lake Shore, MHC owned 63.4% of the outstanding shares of our common stock. Those shares will be voted in accordance with the instructions of Lake Shore, MHC’s Board of Directors. Lake Shore, MHC is expected to vote FOR the approval of the Lake Shore Bancorp, Inc. 2025 Equity Incentive Plan.

Broker Non-Votes

If your broker holds shares that you own in “street name,” the broker generally may vote your shares on routine matters even if the broker does not receive instructions from you. “Broker non-votes” are proxies received from brokers or other nominees holding shares on behalf of their clients who have not been given specific voting instructions from their clients with respect to non-routine matters.

Vote Required

Lake Shore Bancorp, Inc. 2025 Equity Incentive Plan. The approval of this matter requires the affirmative vote of both (i) a majority of the shares of common stock present in person or by proxy at the Special Meeting and entitled to vote on this proposal, and (ii) a majority of the shares of common stock present in person or by proxy at the Special Meeting and entitled to vote on this proposal, other than shares held by Lake Shore, MHC. You may vote in favor of the proposal, against the proposal or abstain from voting. If you “abstain” from voting on this proposal, it will have the same effect as if your vote was not cast with respect to this proposal. Brokers are not entitled to use their discretion to vote uninstructed proxies with respect to this proposal, and any such “broker non-votes” will not be deemed a vote cast. Lake Shore, MHC intends to vote for this proposal. The Lake Shore Bancorp, Inc. 2025 Equity Incentive Plan will become effective on the later of: (i) the date on which the plan satisfies the applicable stockholder approval requirements, or (ii) the date on which the plan receives the approval or non-objection of the Board of Governors of the Federal Reserve System. No awards may be made until the Lake Shore Bancorp, Inc. 2025 Equity Incentive Plan is effective.

Changing Your Vote After Return of Proxy

You may revoke your grant of proxy at any time before it is voted at the Special Meeting of Shareholders by:

●	delivering a written notice of revocation to Eric Hohenstein, Corporate Secretary, Lake Shore Bancorp, Inc., 31 East Fourth Street, Dunkirk, New York 14048;

●	submitting a new proxy over the Internet or by telephone;

●	submitting a signed proxy card bearing a later date; or

●	attending the Special Meeting and voting in person, but you also must file a written revocation with the Secretary of the Special Meeting prior to voting.

Your last vote is the vote that will be counted.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders

Persons and groups who beneficially own in excess of 5% of the Company’s common stock are required to file certain reports with the Securities and Exchange Commission (the “SEC”) regarding such ownership. The following table sets forth, as of December 6, 2024, the only persons known by us to be beneficial owners of more than 5% of our common stock. Addresses provided are those listed in the SEC filings as the address of the person authorized to receive notices and communications.

For purposes of the table below and the table set forth under “Common Stock Beneficially Owned by Directors and Executive Officers,” a person is deemed to be the beneficial owner of any shares of common stock (1) over which he or she has or shares, directly or indirectly, voting or investment power; or (2) of which he or she has the right to acquire beneficial ownership at any time within 60 days after December 6, 2024. “Voting power” is the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Lake Shore, MHC 125 East Fourth Street Dunkirk, NY 14048	3,636,875	(2)	63.4%

(1)	Calculated on the basis of 5,735,226 shares of common stock, the total number of shares of common stock outstanding as of December 6, 2024.

(2)	Based on information reported by Lake Shore, MHC in a Schedule 13D filing with the SEC on April 13, 2006.

Common Stock Beneficially Owned by Directors and Executive Officers

The following table sets forth information about the shares of common stock beneficially owned by each of our directors, each of our executive officers, and all of our directors and executive officers as a group as of December 6, 2024. Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of common stock indicated.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Number of Unexercised Stock Options Which are Included in Beneficial Ownership(1)	Percentage of Shares of Common Stock Outstanding(2)
Sharon E. Brautigam, Vice Chairperson of the Board	16,277	(3)	—	*
Michelle M. DeBergalis, Director	1,492	(4)	—	*
Taylor M. Gilden, Chief Financial Officer and Treasurer	6,039	(5)	—	*
Kim C. Liddell, President, Chief Executive Officer and Director	35,912	(6)	—	*
John P. McGrath, Director	29,015	(7)	—	*
Jack L. Mehltretter, Director	13,232		—	*
Ronald J. Passafaro, Director	16,186	(8)	—	*
Kevin M. Sanvidge, Chairman of the Board	34,569	(9)	10,749	*
Ann M. Segarra, Director	23,631	(10)	—	*
Jeffrey M. Werdein, Executive Vice President, Commercial Division	40,314	(11)	17,073	*
All directors and executive officers as a group (10 persons)	216,667	(12)	27,822	3.8%

* Less than 1.00% of common stock outstanding.

(1)	These options are exercisable within 60 days of December 6, 2024. They cannot be voted until exercised.

(2)	Percentages with respect to each person or group of persons have been calculated on the basis of 5,763,048 shares of common stock, the total number of shares of common stock outstanding as of December 6, 2024, plus the number of shares that each person or group of persons have the right to acquire within 60 days of December 6, 2024.

(3)	Includes 350 shares held by Ms. Brautigam's spouse.

(4)	Includes 116 shares held in Ms. DeBergalis’ individual retirement account.

(5)	Includes 1,862 shares held in Mr. Gilden's individual retirement account.

(6)	Includes 30,749 shares held in Mr. Liddell's individual retirement account.

(7)	Includes 22,088 shares held in Mr. McGrath’s individual retirement account.

(8)	Includes 1,800 shares held in Mr. Passafaro's individual retirement account.

(9)	Includes 1,305 shares held as custodian for his grandchildren.

(10)	Includes 23,500 shares held in Ms. Segarra’s individual retirement account.

(11)	Includes 4,305 shares held in Lake Shore Bancorp’s Employee Stock Ownership Plan over which Mr. Werdein has sole voting power and no investment power.

(12)	Includes 4,305 shares of common stock allocated to the accounts of executive officers under the Lake Shore Bancorp, Inc. Employee Stock Ownership Plan (the “ESOP”) and excludes the remaining 157,038, or 2.7% of the shares of common stock outstanding, owned by the ESOP for the benefit of employees of Lake Shore Savings Bank. Under the terms of the ESOP, shares of common stock in the ESOP are voted by the ESOP trustees in a manner proportionate to the voting directions of the allocated shares received by the ESOP participants, subject to the fiduciary duties of the trustees.

PROPOSAL: Approval of the Lake Shore Bancorp, Inc. 2025 Equity Incentive Plan

Overview

The Company’s Board of Directors unanimously recommends that stockholders approve the Lake Shore Bancorp, Inc. 2025 Equity Incentive Plan (referred to in this proxy statement as the “2025 Equity Plan” or the “Plan”). The 2025 Equity Plan will become effective on the later of: (i) the date on which the Plan satisfies the applicable stockholder approval requirements, or (ii) the date on which the Plan receives the approval or non-objection of the Board of Governors of the Federal Reserve System (the “Plan Effective Date”). No Awards may be granted under the Plan prior to the Plan Effective Date. Currently, the Company does not have the ability to grant any equity awards since the previous equity plan, the Lake Shore Bancorp, Inc. 2012 Equity Incentive Plan, expired and no further grants of equity awards may be made under the 2012 Equity Incentive Plan.

Best Practices

The 2025 Equity Plan reflects the following equity compensation plan best practices:

➢	The Plan limits the maximum value of shares that may be issued to any employee in any calendar year;

➢	The Plan provides for a minimum vesting requirement of one year for at least ninety-five percent (95%) of equity-based awards, unless accelerated due to death, disability or an involuntary termination of service following a change in control;

➢	The Plan does not provide for accelerated vesting upon retirement;

➢	Under the Plan, performance goals may be established by the Compensation Committee (the “Committee”) in connection with the grant of any award;

➢	The Plan prohibits grants of stock options with a below-market exercise price;

➢	The Plan prohibits repricing of stock options and cash buyout of underwater stock options without prior stockholder approval;

➢	The Plan does not permit the payment of dividends or dividend equivalent rights on stock options;

➢	The Plan does not contain a liberal change in control definition;

➢	The Plan does not permit liberal share recycling. Shares withheld to satisfy tax withholding or to pay the exercise price of a stock option will not be available for future grants;

➢	The Plan requires “double trigger” vesting of awards upon a change in control, requiring both a change in control plus an involuntary termination or a resignation for “good reason,” except to extent an acquiror fails or refuses to assume the awards; and

➢	Awards under the Plan are subject to Company’s clawback policies, including under Section 954 of the Dodd-Frank Act, as well as the Company’s trading policy restrictions and hedging/pledging policy restrictions.

The full text of the 2025 Equity Plan is attached as Appendix A to this proxy statement, and the description of the 2025 Equity Plan is qualified in its entirety by reference to Appendix A.

Why The Company Believes You Should Vote to Approve the 2025 Equity Plan

Our Board of Directors believes that equity-based incentive awards will play a key role in the success of the Company by encouraging and enabling employees, officers and non-employee directors of the Company and its subsidiary, Lake Shore Savings Bank (as used in this section, the Company and Lake Shore Savings Bank are collectively referred to as, the “Company”), upon whose judgment, initiative and efforts the Company has depended and continues to largely depend for the successful conduct of its business, to acquire an ownership stake in the Company, thereby stimulating their efforts on behalf of the Company and strengthening their desire to remain with the Company. The details of the key design elements of the 2025 Equity Plan are set forth in the section entitled “Plan Summary,” below.

We view the ability to use Company common stock as part of our compensation program as an important component to our future success because we believe it will enhance a pay-for-performance culture that is an important element of our overall compensation philosophy. Equity-based compensation will further align the compensation interests of our employees and directors with the investment interests of our stockholders as it promotes a focus on long-term value creation through time-based and/or performance-based vesting criteria. In this regard, the previous plan under which equity incentive awards can be granted, the 2012 Equity Incentive Plan, was approved by stockholders in 2012, and the 2012 Equity Incentive Plan has expired and no further grants of equity awards may be made under the 2012 Equity Incentive Plan.

If the 2025 Equity Plan is not approved by stockholders, the Company will have to rely on the cash component of its employee compensation program to attract new employees and to retain our existing employees, which may not align our employees’ interests with the investment interests of the Company’s stockholders. In addition, if the 2025 Equity Plan is not approved and the Company is not able to use stock-based awards to recruit and compensate its directors, officers and other key employees, it could be at a competitive disadvantage for key talent, which could impede our future growth plans and other strategic priorities. The inability to provide equity-based awards would likely increase cash compensation expense over time and use up cash that might be better utilized if reinvested in the Company’s business or returned to the Company’s stockholders.

Most of our competitors offer equity-based compensation to their employees and non-employee directors. We view the ability to offer equity-based compensation as important to our ability to compete for talent within our highly competitive talent marketplace. If the 2025 Equity Plan is not approved, we will be at a significant disadvantage as compared to our competitors to attract and retain our executives as well as directors and, as noted above, this could impede our ability to achieve our future growth plans and other strategic priorities.

Determination of Shares Available under the 2025 Equity Plan

The Company is requesting approval of a pool of shares of its common stock (referred to in this proxy statement as the “share reserve” or “share pool”) for awards under the 2025 Equity Plan, subject to adjustment as described in the 2025 Equity Plan. The shares of common stock to be issued by the Company under the 2025 Equity Plan will be currently authorized but unissued shares, treasury shares or shares that may subsequently be acquired by the Company, including shares that may be purchased on the open market or in private transactions.

In determining the size of the share pool under the 2025 Equity Plan, the Company considered a number of factors, including: (i) the Company’s historical grant practices as to equity incentive awards; and (ii)  the fact that the Company does not have a plan under which equity incentive awards can be granted.

Size of Share Pool. The Company has determined that the maximum number of shares that may be issued under the Plan shall be equal to 300,000 shares of common stock, which may be granted in any combination of shares of restricted stock awards, restricted stock units, performance shares, performance share units or stock options, in the discretion of the Committee.

Current Stock Price. The closing price of the Company common stock on the NASDAQ Stock Market on December 6, 2024 was $13.46 per share.

Plan Summary

The following summary of the material terms of the 2025 Equity Plan is qualified in its entirety by reference to the full text of the 2025 Equity Plan, which is attached as Appendix A to this proxy statement.

Purpose of the 2025 Equity Plan. The purpose of the 2025 Equity Plan is to promote the long-term financial success of the Company and its subsidiary, Lake Shore Savings Bank, by providing a means to attract, retain and reward individuals who contribute to that success and to further align their interests with those of the Company stockholders through the ownership of shares of common stock of the Company and/or through compensation tied to the value of the Company’s common stock.

Administration of the 2025 Equity Plan. The 2025 Equity Plan will be administered by the Compensation Committee or such other committee consisting of at least two “Disinterested Board Members” defined as directors who are not, with respect to the Company or any subsidiary: (i) current employees; (ii) former employees who continue to receive compensation (other than through a tax-qualified plan); (iii) officers at any time in the past three years; (iv) do not receive compensation for which disclosure would be required pursuant to Item 404 of Regulation S-K in accordance with the proxy solicitation rules of the Securities and Exchange Commission; and (v) do not possess an interest in any other transaction and or engaged in a business relationship for which disclosure would be required under Item 404(a) of Regulation S-K. To the extent permitted by law, the Committee may also delegate its authority, including its authority to grant awards, to one or more persons who are not members of the Company’s Board of Directors, except that no such delegation will be permitted with respect to awards to officers who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Eligible Participants. Employees and non-employee members of the Boards of Directors of the Company and its subsidiary, Lake Shore Savings Bank, will be eligible for selection by the Committee for the grant of awards under the 2025 Equity Plan. As of December 6, 2024, approximately 103 employees of the Company and its subsidiaries and seven non-employee members of the Company’s Board of Directors would be eligible for awards under the 2025 Equity Plan.

Types of Awards. The 2025 Equity Plan provides for the grant of restricted stock, restricted stock units, non-qualified stock options (also referred to as “NQSOs”), and incentive stock options (also referred to as “ISOs”), any or all of which may be granted with performance-based vesting conditions. ISOs may be granted only to employees of the Company’s subsidiaries and affiliates.

Restricted Stock and Restricted Stock Units. A restricted stock award is a grant of common stock to a participant for no consideration, or such minimum consideration as may be required by applicable law. Restricted stock awards under the 2025 Equity Plan will be granted only in whole shares of common stock and will be subject to vesting conditions and other restrictions established by the Committee consistent with the 2025 Equity Plan. Prior to the awards vesting, unless otherwise determined by the Committee, the recipient of a restricted stock award may exercise voting rights with respect to the common stock subject to the award. Unless otherwise determined by the Committee, cash dividends declared on unvested restricted stock awards will be distributed to a participant at the same time as such dividends or distributions are distributed to other stockholders without regard to whether the award is vested. Stock dividends on shares of restricted stock will be subject to the same vesting conditions as those applicable to the restricted stock on which the dividends were paid.

Restricted stock units (also referred to as “RSUs”) are similar to restricted stock awards in that the value of an RSU is denominated in shares of common stock. However, unlike a restricted stock award, no shares of stock are transferred to the participant until certain requirements or conditions associated with the award are satisfied. A participant who receives an RSU award will not possess voting rights but may accrue dividend equivalent rights to the extent provided in the award agreement evidencing the award. If dividend equivalent rights are granted with respect to an RSU award, the dividend equivalent rights will be paid either at the time dividends are paid or the Restricted Stock Unit is settled, as set forth in an award agreement, at the discretion of the Committee. At the time of settlement, restricted stock units can be settled in Company common stock or in cash, in the discretion of the Committee.

The Committee will specify the terms applicable to a restricted stock award or an RSU award in the award agreement including the number of shares of restricted stock or number of RSUs, as well as any restrictions applicable to the restricted stock or RSU such as continued service or achievement of performance goals, the length of the restriction period and the circumstances under which the vesting of such award will accelerate.

Stock Options. A stock option gives the recipient the right to purchase shares of common stock at a specified price (referred to as the “exercise price”) for a specified period of time. The exercise price may not be less than the fair market value of the common stock on the date of grant. “Fair Market Value” for purposes of the 2025 Equity Plan means, if the common stock of the Company is listed on a securities exchange, the closing sales price of the common stock on that date, or, if the common stock was not traded on that date, then the closing price of the common stock on the immediately preceding trading date. If the common stock is not traded on a securities exchange, the Committee will determine the Fair Market Value in good faith and on the basis of objective criteria consistent with the requirements of the Internal Revenue Code of 1986, as amended (“Code”). Under the Plan, no stock option can be exercised more than 10 years after the date of grant and the exercise price of a stock option must be at least equal to the fair market value of a share on the date of grant of the option. However, with respect to an ISO granted to an employee who is a shareholder holding more than 10% of the Company’s total voting stock, the ISO cannot be exercisable more than five years after the date of grant and the exercise price must be at least equal to 110% of the fair market value of a share on the date of grant. Stock option awards will be subject to vesting conditions and restrictions as determined by the Committee and set forth in the applicable award agreement.

Grants of stock options under the 2025 Equity Plan will be either ISOs or NQSOs. ISOs have certain tax advantages and must comply with the requirements of Code Section 422. Only employees will be eligible to receive ISOs. One of the requirements to receive favorable tax treatment available to ISOs under the Code is that the 2025 Equity Plan must specify, and the Company stockholders must approve, the number of shares available to be issued as ISOs. As a result, in order to provide flexibility to the Committee, the 2025 Equity Plan provides that all of the stock options may be issued as ISOs. Dividend equivalents rights will not be paid with respect to awards of stock options.

Shares of common stock purchased upon the exercise of a stock option must be paid for in full at the time of exercise: (1) either in cash or with stock valued at fair market value as of the day of exercise; (2) by a “cashless exercise” through a third party; (3) by a net settlement of the stock option using a portion of the shares obtained on exercise in payment of the exercise price; (4) by personal, certified or cashiers’ check; (5) by other property deemed acceptable by the Committee; or (6) by a combination of the foregoing.

Performance Awards. The Committee will specify the terms of any performance awards issued under the 2025 Equity Plan in the accompanying award agreements. Any award granted under the plan, including stock options, restricted stock (referred to herein as a “performance share”) and restricted stock units (referred to herein as a “performance share unit”) may be granted subject to the satisfaction of performance conditions determined by the Committee. A performance share or performance share unit will have an initial value equal to the fair market value of a share on the date of grant. In addition to any non-performance terms applicable to the performance share or performance share unit, the Committee will set one or more performance goals which, depending on the extent to which they are met, will generally determine the number of performance shares or performance share units that will vest in the participant (unless subject to further time-based vesting conditions). The Committee may provide for payment of earned performance share units in cash, shares of the Company’s common stock, or a combination thereof. The Committee will also specify any restrictions applicable to the performance share or performance share unit award such as continued service, the length of the restriction period (subject to the one-year minimum described above) and whether any circumstances, such as death, disability, or involuntary termination in connection with or following a change in control, shorten or terminate the restriction period.

Performance Measures. A performance objective may be described in terms of company-wide objectives or objectives that are related to a specific subsidiary or business unit of the Company, and may be measured relative to a peer group, an index or business plan and based on absolute measures or changes in measures. An award may provide that partial achievement of performance measures result in partial payment or vesting of an award. Achievement of the performance measures may be measured over more than one period or fiscal year. In establishing performance measures applicable to a performance-based award, the Committee may provide for the exclusion of the effects of certain items, including but not limited to: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) dividends declared on the Company’s stock; (iv) changes in tax or accounting principles, regulations or laws; or (v) expenses incurred in connection with a merger, branch acquisition or similar transaction. Moreover, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or its Subsidiaries conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify the performance measures, in whole or in part, as the Committee deems appropriate.

The Committee will specify the period over which the performance goals for a particular award will be measured and will determine whether the applicable performance goals have been met with respect to a particular award following the end of the applicable performance period. Notwithstanding anything to the contrary in the Plan, performance measures relating to any award granted under the Plan will be modified, to the extent applicable, to reflect a change in the outstanding shares of stock of the Company by reason of any stock dividend or stock split, or a corporate transaction, such as a merger of the Company into another corporation, any separation of a corporation or any partial or complete liquidation by the Company or a subsidiary.

Employee Limits. The 2025 Equity Plan provides that the grant date fair value of equity awards granted to an employee for any calendar year, including stock options, restricted stock awards and restricted stock units, may not exceed $500,000.

Certain Restrictions with Respect to Awards. No dividend or dividend equivalent rights will be granted or paid with respect to any stock option. Any cash dividends or distributions declared with respect to shares of stock subject to a restricted stock award will be distributed to a participant who has been granted a restricted stock award at the same time as such dividends or distributions are distributed to stockholders without regard to whether the stock is vested, unless otherwise determined by the Committee at the time of the award.

The Committee will establish the vesting schedule or market or performance conditions of each award at the time of grant. However, at least 95% of the awards granted will vest no earlier than one year after the date of grant, unless accelerated due to death, disability or an involuntary termination of service at or following a change in control.

Adjustments. The Committee will make equitable adjustments in the number and class of securities available for issuance under the 2025 Equity Plan (including under any awards then outstanding), the number and type of securities subject to the individual limits set forth in the 2025 Equity Plan, and the terms of any outstanding award, as it determines are necessary and appropriate, to reflect any merger, reorganization, consolidation, recapitalization, reclassification, stock split, reverse stock split, spin-off combination, exchange of shares, distribution to stockholders (other than an ordinary cash dividend), or similar corporate transaction or event.

Termination of Service. Subject to certain exceptions, generally, if a participant ceases to perform services for the Company and its subsidiaries: (i) a participant will immediately forfeit any restricted stock, RSUs, performance shares and performance share units that were not vested on the date of termination; (ii) all of the participant’s stock options that were exercisable on the date of termination will remain exercisable for, and shall otherwise terminate at the end of, a period of three months after the date of termination, but in no event after the expiration date of the stock options; and (iii) all of the participant’s stock options that were not exercisable on the date of termination will be forfeited immediately upon termination. In the event of a participant’s termination of service due to death, disability (as defined in the plan), retirement (as defined in the plan), or involuntary termination at or following a change in control, the participant or the participant’s beneficiary, as applicable, has up to one year to exercise outstanding stock options, provided that the period does not exceed the stock option award’s original term.

Change in Control. Unless the Committee provides otherwise in the award agreement, any time-based vesting requirement applicable to an award will be deemed satisfied in full in the event that (i) both a change in control occurs and a participant has an involuntary termination of service (including a resignation for good reason) with the Company or (ii) the surviving entity in the change in control does not assume or replace the award with a comparable award issued by the surviving entity. With respect to an award that is subject to one or more performance objectives, unless the Committee specifies otherwise in the award agreement, in the event of a change in control and involuntary termination of service (including a resignation for good reason) or in the event that the surviving entity fails to assume the award, achievement of the performance objective will be deemed achieved at the greater of target or the actual level of performance measured as of the most recent completed fiscal quarter.

Transferability. Generally, awards granted under the 2025 Equity Plan are not transferable prior to death, except in limited circumstances with respect to stock options. Unless otherwise determined by the Committee, stock options, including ISOs, are transferable to certain grantor trusts established by the participant in which the participant is the sole beneficiary or between spouses’ incident to divorce, in the latter case, however, any ISOs so transferred will become NQSOs. In the Committee’s sole discretion, an individual may transfer non-qualified stock options to certain family members or to a trust or partnership established for the benefit of such family member or to a charitable organization, in each case, provided no consideration is paid to the participant in connection with the transfer. However, a participant may designate a beneficiary to exercise stock options or receive any rights that may exist upon the participant’s death with respect to awards granted under the 2025 Equity Plan. Any transferee is subject to the terms and conditions of the Plan and applicable award agreement.

Amendment and Termination. The Board of Directors may at any time amend or terminate the 2025 Equity Plan, and the Board of Directors or the Committee may amend any award agreement for any lawful purpose, but no such action may materially adversely affect any rights or obligations with respect to any awards previously granted under the 2025 Equity Plan, except to the extent described herein. The Board of Directors or Committee may also amend the 2025 Equity Plan or an outstanding award agreement to conform the plan or award agreement to applicable law (including but not limited to Code Section 409A) or to avoid an accounting treatment resulting from an accounting pronouncement or interpretation issued by the SEC or Financial Accounting Standards Board after adoption of the plan or the grant of the award, which may materially and adversely affect the financial condition or operations of the Company. Neither the Board of Directors nor the Committee can reprice a stock option without prior stockholder approval, except in accordance with the adjustment provisions of the 2025 Equity Plan (as described above). Notwithstanding the foregoing any amendment that would materially (i) increase the benefits available under the Plan, (ii) increase the aggregate number of securities under the Plan, or (iii) materially modify the requirements for participation in the Plan must be approved by the Company’s stockholders.

Term. No awards may be granted under the 2025 Equity Plan after the day immediately before the tenth anniversary of the Plan Effective Date. However, awards outstanding under the 2025 Equity Plan at that time will continue to be governed by the 2025 Equity Plan and the award agreements under which they were granted.

Certain Federal Income Tax Consequences

The following is intended only as a brief summary of the federal income tax rules relevant to the primary types of awards available for issuance under the 2025 Equity Plan and is based on the terms of the Code as currently in effect. The applicable statutory provisions are subject to change in the future (possibly with retroactive effect), as are their interpretations and applications. Because federal income tax consequences may vary as a result of individual circumstances, participants are encouraged to consult their personal tax advisors with respect to their tax consequences. The following summary is limited only to United States federal income tax treatment. It does not address state, local, gift, estate, social security or foreign tax consequences, which may be substantially different.

Restricted Stock Awards. A participant generally will recognize taxable ordinary income upon the receipt of shares as a stock award or restricted stock award if the shares are not subject to a “substantial risk of forfeiture,” which is generally considered to require the performance of substantial future services. The income recognized will be equal to the fair market value of the shares at the time of receipt less any purchase price paid for the shares. If the shares are subject to a substantial risk of forfeiture, the participant generally will recognize taxable ordinary income when the substantial risk of forfeiture lapses. If the substantial risk of forfeiture lapses in installments over several years, the participant will recognize income in each year in which the substantial risk of forfeiture lapses as to that installment. The income recognized upon lapse of a substantial risk of forfeiture will be equal to the fair market value of the shares determined as of the time that the substantial risk of forfeiture lapses less any purchase price paid for the shares. The Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant, subject to the requirements of Section 162(m) of the Code (“Section 162(m)”), as applicable.

Alternatively, unless prohibited by the Committee, a participant may make a timely election under Section 83(b) of the Code (referred to in this proxy statement as Section 83(b)) to recognize ordinary income for the taxable year in which the participant received the shares underlying an award in an amount equal to the fair market value of the shares at that time. That income will be taxable at ordinary income tax rates. If a participant makes a timely Section 83(b) election, the participant will not recognize income at the time the substantial risk of forfeiture lapses with respect to the shares. At the time of disposition of the shares, a participant who has made a timely Section 83(b) election will recognize capital gain or loss in an amount equal to the difference between the amount realized upon sale and the ordinary income recognized upon receipt of the share (increased by the amount paid for the shares, if any). If the participant forfeits the shares after making a Section 83(b) election, the participant will not be entitled to a deduction with respect to the income recognized as a result of the election but will be entitled to a capital loss limited to the actually amount paid for the shares (if any). To be timely, the Section 83(b) election must be made within 30 days after the participant receives the shares.

The Company will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant at the time of the election.

Restricted Stock Units. A participant generally is not taxed upon the grant of an RSU. Generally, if an RSU is designed to be settled on or shortly after the RSU is no longer subject to a substantial risk of forfeiture, then at the time of settlement in stock or cash the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received by the participant (subject to the short swing profits rule) and the Company will be entitled to an income tax deduction for the same amount, subject to the requirements of Section 162(m), as applicable. However, if an RSU is not designed to be settled on or shortly after the RSU is no longer subject to a substantial risk of forfeiture, the RSU may be deemed a nonqualified deferred compensation plan under Section 409A. In that case, if the RSU is designed to meet the requirements of Section 409A, then at the time of settlement the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received by the participant, and the Company will be entitled to an income tax deduction for the same amount. However, if the RSU is not designed to satisfy the requirements of Section 409A, the participant may be subject to income taxes and penalties under Section 409A in the event of a violation of Section 409A.

Nonqualified Stock Options. A participant generally is not taxed upon the grant of a NQSO. However, the participant must recognize ordinary income upon exercise of the NQSO in an amount equal to the difference between the NQSO exercise price and the fair market value of the shares acquired on the date of exercise (subject to the short swing profits rule). The Company generally will have a deduction in an amount equal to the amount of ordinary income recognized by the participant in the Company’s tax year during which the participant recognizes ordinary income, subject to the requirements of Section 162(m).

Upon the sale of shares acquired pursuant to the exercise of an NQSO, the participant will recognize capital gain or loss to the extent that the amount realized from the sale is different than the fair market value of the shares on the date of exercise. This gain or loss will be long-term capital gain or loss if the shares have been held for more than one year after exercise.

Incentive Stock Options. A participant is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares covered by the ISO on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If a participant holds the shares acquired upon exercise of an ISO for at least two years following the ISO grant date and at least one year following exercise, the participant’s gain or loss, if any, upon a subsequent disposition of the shares is long-term capital gain or loss. The amount of the gain or loss is the difference between the proceeds received on disposition and the participant’s basis in the shares (which generally equals the ISO exercise price). If a participant disposes of shares acquired pursuant to exercise of an ISO before satisfying these holding periods and realizes an amount in excess of the exercise price, the amount realized will be taxed to the participant as ordinary income up to the fair market value of the shares on the exercise date and any additional amount realized will be taxable to the participant as capital gain in the year of disposition; however, if the exercise price exceeds the amount realized on sale, the difference will be taxed to the participant as a capital loss. The Company is not entitled to a federal income tax deduction on the grant or exercise of an ISO or on the participant’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the participant disposes of the shares in an amount equal to any ordinary income recognized by the participant, subject to the requirements of Section 162(m).

For an option to qualify as an ISO for federal income tax purposes, the grant of the stock option must satisfy various other conditions specified in the Code. In the event a stock option is intended to be an ISO but fails to qualify as an ISO, it will be taxed as an NQSO as described above.

Performance Awards. A participant generally is not taxed upon the grant of restricted stock or restricted stock units granted subject to the satisfaction of performance conditions (such restricted stock or restricted stock units will be referred to herein as “performance shares” or “performance share units”). The participant will recognize taxable income at the time of settlement of the performance share/unit in an amount equal to the amount of cash and the fair market value of the shares received upon settlement. The income recognized will be taxable at ordinary income tax rates. The Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant, subject to the requirements of Code Section 162(m). Any gain or loss recognized upon the disposition of the shares acquired pursuant to settlement of a performance share/unit will qualify as long-term capital gain or loss if the shares have been held for more than one year after settlement.

Golden Parachute Payments. The terms of the award agreement evidencing an award under the 2025 Equity Plan may provide for accelerated vesting or accelerated payout of the award in connection with a change in ownership or control of the Company. In such event, certain amounts with respect to the award may be characterized as “parachute payments” under the golden parachute provisions of the Code. Under Section 280G of the Code, no federal income tax deduction is allowed to the Company for “excess parachute payments” made to “disqualified individuals,” and receipt of such payments subjects the recipient to a 20% excise tax under

Section 4999 of the Code. For this purpose, “disqualified individuals” are generally officers, shareholders or highly compensated individuals performing services for the Company, and the term “excess parachute payments” includes payments in the nature of compensation which are contingent on a change in ownership or effective control of the Company, to the extent that such payments (in present value) equal or exceed three times the recipient’s average annual taxable compensation from the Company for the previous five years. Certain payments for reasonable compensation for services rendered after a change of control and payments from tax-qualified plans are generally not included in determining “excess parachute payments.” If payments or accelerations may occur with respect to awards granted under the 2025 Equity Plan, certain amounts in connection with such awards may constitute “parachute payments” and be subject to these “golden parachute” tax provisions.

Code Section 162(m). The Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by a participant, subject to the requirements of Section 162(m). Section 162(m) generally limits to $1.0 million the deduction that a company is permitted to take for annual compensation paid to each “covered employee.” A “covered employee” includes any person who served as CEO or CFO of the Company at any time during a fiscal year and the three other most highly compensated executive officers for that fiscal year and any other person who was a covered employee in a previous taxable year after December 31, 2016. Any awards that the Company grants pursuant to the 2025 Equity Plan to covered employees, whether performance-based or otherwise, will be subject to the $1.0 million annual deduction limitation. While the Committee intends to consider the deductibility of compensation when making equity awards, it is only one factor it considers.

Equity Compensation Plan Information

The 2025 Equity Plan is the only current plan under which equity incentive awards may be granted to employees, executives or directors. The following table sets forth information, as of September 30, 2024, about Common Stock that may be issued upon exercise of options under stock-based benefit plans maintained by the Company, as well as the number of securities available for issuance under equity compensation plans:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	49,142	$13.68	—
Equity compensation plans not approved by security holders	—	—	—
Total	49,142	$13.68	—

New 2025 Equity Plan Benefits

Automatic Annual Grants to Non-Employee Directors. Following the Plan Effective Date, each non-employee Director who: (i) is in the service of the Company on the first business day immediately following the date of the 2025 stockholder meeting at which stockholders approve the Plan (the “Grant Date”) shall automatically be granted, in addition to payment to such non-employee Director of cash fees, a number of restricted stock awards in an amount equal to thirty percent (30%) of a non-employee Director’s cash fees earned in the prior fiscal year (the “Automatic Annual Grants”), and (ii) subsequent Automatic Annual Grants shall automatically be granted to each non-employee Director on each January 2nd, commencing on January 2, 2026. Accordingly, each non-employee director who is in the service of the Company on the Grant Date will automatically be granted the following restricted stock awards provided that stockholders approve the 2025 Equity Incentive Plan and the Plan receives the approval or non-objection of the Board of Governors of the Federal Reserve System:

Restricted Stock Awards
Name of Non-Employee Director	Dollar Value ($)(1)	Number of Awards(2)

Sharon E. Brautigam	11,640	864
Michelle M. DeBergalis	9,240	686
John P. McGrath	12,840	953
Jack L. Mehltretter	14,340	1,065
Ronald J. Passafaro	11,040	820
Kevin M. Sanvidge	20,190	1,500
Ann M. Segarra	11,940	887

Non-Employee Directors as a Group (7 persons)	91,230	6,775

(1)	Amounts represent thirty percent (30%) of a non-employee Director’s cash fees earned in the prior fiscal year, which for illustrative purposes is considered 2024.
(2)	Number of awards are based on the fair market value of the Company’s common stock on December 6, 2024 of $13.46 per share. The actual number of awards is not determinable since the number will depend upon the fair market value of the Company’s common stock on the date of grant.

Employee Grants. At the present time, no specific determination has been made as to the grant or allocation of awards to officers and employees. However, the Committee intends to grant equity awards to senior executives and will meet after the Plan Effective Date to determine the specific terms of the awards, including the allocation of awards to officers and employees.

Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY’S STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE LAKE SHORE BANCORP, INC. 2025 EQUITY INCENTIVE PLAN.

COMPENSATION OF DIRECTORS

Director Compensation

Meeting Fees. We pay a fee to each of the non-employee directors for attendance at Board of Directors meetings. On each meeting date, the board members are required to attend a board meeting for Lake Shore Savings Bank, as well as Lake Shore Bancorp, Inc. and Lake Shore, MHC, if there are agenda items up for discussion. There are no director meeting fees for Board meetings attended other than annual retainers. The annual retainer for the Chairman of the Board of Directors was $57,300. The Chairperson of each board committee received an annual retainer of $6,000, with the exception of the Audit, Enterprise Risk, and Chairman’s Compliance Committee Chairpersons, who received an annual retainer of $10,000. The annual retainer for committee members of the Compensation, Loan, and Nominating and Corporate Governance Committees was $3,000. The annual retainer for committee members of the Audit, Enterprise Risk, and Chairman’s Compliance Committees was $5,000. Members of the Board of Directors who are also employees do not receive director fees. The Chairman of the Board does not earn fees for his service on Board committees, except for his service as Chairman of the Chairman’s Compliance committee, where he does receive an annual retainer of $10,000.

Supplemental Benefit Plans for Non-Employee Directors. Lake Shore Savings entered into a supplemental benefit plan in 2001 with each of its then non-employee directors. This plan, as amended, provides a benefit formula equal to a percentage of the participant’s average pay, which is multiplied by number of years of service, not to exceed 20 years of service or 40% of average pay. The payment is guaranteed over a period of fifteen years beginning the month following termination of service or age 72, whichever comes first. This plan includes each of the current non-employee directors, with the exception of Ms. DeBergalis, Mr. McGrath, Mr. Passafaro, and Ms. Segarra.

Equity Plans. Our directors are eligible to participate in the Lake Shore Bancorp, Inc. 2006 Stock Option Plan and the Lake Shore Bancorp, Inc. 2012 Equity Incentive Plan (the “Equity Incentive Plans”). These benefit plans are discussed under the “Executive Officer Compensation—2006 Stock Option Plan” and “Executive Officer Compensation - 2012 Equity Incentive Compensation” sections elsewhere in this proxy statement.

Non-employee directors are granted awards under the Equity Plans for the purpose of aligning non-employee director interests with shareholder interests and to aid in the retention of such directors. The allocation of awards to non-employee directors may be made based on the director’s responsibilities and years of service at the time of grant. Directors who hold the title of chairperson or vice-chairperson, or who were a committee chairperson, may receive a greater allocation of awards than those who did not hold such positions. The grant of awards to non-employee directors may also be made in lieu of cash compensation that would otherwise be paid as director fees in order to further align the non-employee director interests with shareholder interests.

Director Compensation Table. The following table sets forth information regarding compensation earned by our non-employee directors during the 2023 fiscal year.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)(4)	Option Awards ($) (3)(4)	Non- qualified Deferred Comp-ensation Earnings	All Other Compensation ($) (5)	Total ($)
Tracy S. Bennett, CPA (6)	$49,450	$13,835	$—	$—	$—	$63,285
Sharon E. Brautigam	$45,450	$12,365	$—	$—	$—	$57,815
Michelle M. DeBergalis	$35,950	$10,300	$—	$—	$—	$46,250
John P. McGrath	$49,450	$13,616	$—	$—	$—	$63,066
Jack L. Mehltretter	$54,450	$13,642	$—	$—	$—	$68,092
Ronald J. Passafaro	$40,450	$11,732	$—	$—	$—	$52,182
Kevin M. Sanvidge	$73,950	$18,492	$—	$—	$—	$92,442
Ann M. Segarra (7)	$8,200	$—	$—	$—	$—	$8,200

(1)	Includes retainer payments and committee and/or chairmanship fees earned during the fiscal year.

(2)	This column shows the grant date fair value of restricted stock awards computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718). For more information concerning the assumptions used for these calculations, please refer to Note 12 of the Notes to the Consolidated Financial Statements included in the 2023 Annual Report on Form 10-K filed with the SEC. The restricted stock awards are paid in lieu of cash director fees in order to align director interests with shareholder interests. The restricted stock awards are approximately equal to 30% of the 2022 director fees.

(3)	In 2023, the directors did not receive a grant of stock options.

(4)	The aggregate number of outstanding restricted stock awards and option awards as of December 31, 2023 was as follows:

Name	Unvested Stock Awards	Options Exercisable	Options Unexercisable
Tracy S. Bennett, CPA (6)	—	8,220	—
Sharon E. Brautigam	—	—	—
Michelle M. DeBergalis	—	—	—
John P. McGrath	—	—	—
Jack L. Mehltretter	—	—	—
Ronald J. Passafaro	—	—	—
Kevin M. Sanvidge	—	10,749	—
Ann M. Segarra (7)	—	—	—

(5)	No director received any perquisites or personal benefits that exceeded $10,000.

(6)	Mr. Bennett retired from the Board of Directors effective December 31, 2023. He has the ability to exercise his vested stock options up to one year following his retirement date, or the options are forfeited.

(7)	Ms. Segarra joined the Board of Directors on November 1, 2023 and the amount shown in the above table reflects the fees earned from November 1, 2023 through December 31, 2023.

EXECUTIVE OFFICER COMPENSATION

The discussion provided below reflects the SEC’s executive compensation reporting requirements for “smaller reporting companies.”

Summary Compensation Table

The following table provides the total compensation paid to or earned by the named executive officers for fiscal years ended December 31, 2023 and 2022. Each individual listed in the table below is referred to as a named executive officer or NEO.

Name and Principal		Salary(2)	Bonus	Stock Awards(3)	Option Awards(4)	Non-Equity Incentive Plan Compensation(5)	All Other Compensation(6)	Total
Position(s)	Year	($)	($)	($)	($)	($)	($)	($)
Kim C. Liddell (1)	2023	$370,178	$-	$-	$-	$110,404	$87,675	$568,257
President and Chief Executive Officer
Jeffrey M. Werdein (2)	2023	269,757	-	-	-	43,075	82,813	395,645
Executive Vice President, Commercial Division	2022	259,476	-	46,376	-	118,207	73,170	497,229
Taylor M. Gilden (7)	2023	139,423	-	-	-	46,500	27,379	213,302
Chief Financial Officer and Treasurer
Daniel P. Reininga (2)	2023	141,836	-	-	-	-	23,844	165,680
Former President and Chief Executive Officer	2022	388,036	-	86,065	-	27,754	78,088	579,943
Rachel A Foley (8)	2023	248,666	-	-	-	-	43,111	291,777
Former Chief Operating Officer	2022	224,784	-	39,046	-	27,136	53,350	344,316

(1)	Mr. Liddell was appointed President, Chief Executive Officer and Director on April 19, 2023.

(2)	Mr. Werdein served as Interim Principal Executive Officer commencing on March 10, 2023, the date Mr. Reininga retired as President and Chief Executive Officer, and ending on April 19, 2023 when Mr. Liddell was appointed President, Chief Executive Officer and Director.

(3)	This column shows the grant date fair value of performance-based restricted stock awards computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718). For more information concerning the assumptions used for these calculations, please refer to Note 12 of the Notes to the Consolidated Financial Statements included in the 2023 Annual Report on Form 10-K filed with the SEC. For 2023, no stock awards were issued. Refer to the Outstanding Equity Awards at Fiscal Year End table below for additional information regarding restricted stock awards.

(4)	There were no awards of stock options to named executive officers during 2023 or 2022.

(5)	Represents the non-equity incentive compensation paid to each named executive officer pursuant to the Annual Incentive Plan. The non-equity incentive compensation was paid based on performance measures established by the Compensation Committee. The target payout level range (as a percentage of base salary) for the Chief Executive Officer and other named executive officers was 10% - 45% and 10% - 37.5%, respectively.

Mr. Liddell, Mr. Werdein, Mr. Gilden, Mr. Reininga, and Ms. Foley received 20.1%, 16.0%, 18.6%, 0.0%, and 0.0%, respectively, of base salary in 2023. Mr. Reininga and Ms. Foley did not receive non-equity incentive compensation in 2023 due to their respective departures from the Company.

(6)	For 2023, the amounts in this column reflect what the Company paid for, or reimbursed, the applicable named executive officer, as set forth in the following table:

		Employer Contribution to 401(k) Plan	ESOP Contributions(a)	Supplemental Executive Retirement Plan Tax Reimburse- ments	Dividends On Unvested Stock Awards	Life Insurance Premiums in excess of $50,000	Perquisites(b)	Total
Name	Year	($)	($)	($)	($)	($)	($)	($)
Liddell	2023	—	—	—	—	792	86,883	87,675
Werdein	2023	35,970	9,768	1,197	—	774	35,104	82,813
Gilden	2023	—	—	—	—	72	27,307	27,379
Reininga	2023	10,184	—	—	—	572	13,088	23,844
Foley	2023	30,752	—	—	—	774	11,585	43,111

(a)	Represents the value of the shares of common stock allocated in 2023 to each named executive officer’s ESOP account based on a fair market value of $11.71 per share, which was the closing price of the Company’s common stock at fiscal year-end 2023.

(b)	We provide certain non-cash perquisites and personal benefits to each named executive officer. The non-cash perquisites and personal benefits for Mr. Liddell included $40,440 for housing and transportation, $29,363 reimbursement of taxes for fringe benefits, and $17,080 for country club dues. The non-cash perquisites and personal benefits for Mr. Werdein in 2023 included a $12,000 car allowance stipend, $14,302 for country club dues, and $8,802 reimbursement of taxes for club dues. The non-cash perquisites for Mr. Gilden included $16,394 for housing and transportation and $10,913 reimbursement of taxes for fringe benefits. The non-cash perquisites for Mr. Reininga in 2023 included tax reimbursements of $8,011 and $5,077 for reimbursement of business expenses. The non-cash perquisites for Ms. Foley in 2023 included a $11,585 car allowance stipend.

(7)	Ms. Foley resigned as Chief Operating Officer on December 11, 2023.

(8)	Mr. Gilden joined the Company on June 5, 2023 as the Chief Strategy Officer. On August 1, 2023, Mr. Gilden was appointed as the Chief Financial Officer and Treasurer of the Company.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information regarding stock awards and stock options outstanding for each of our named executive officers at December 31, 2023.

	Option Awards (1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Kim C. Liddell	—	—	—	—	—	—	—	—
Jeffrey M. Werdein	17,073	—	$14.38	10/21/2026	—	—	5,142	$60,213
Taylor M. Gilden	—	—	—	—	—	—	—	—
Daniel P. Reininga(4)	30,800	—	$14.38	10/21/2026	—	—	—	—
Rachel A. Foley	—	—	—	—	—	—	—	—

(1)	The option awards granted to Mr. Reininga and Mr. Werdein in 2016 were 100% vested on October 21, 2021.

(2)	Represents the number of shares that could be earned if a performance metric is attained. The performance metric is based on a three-year average percentage of delinquent loans to total loans, and if this performance metric is attained, the number of shares shown in the table above, will vest as follows: (i) shares awarded in 2021 will vest in February 2024 if the performance metric is attained, and (ii) shares awarded in 2022 will vest in February 2025 if the performance metric is attained.

	2021 Award	2022 Award	2023 Award	Total Outstanding
Liddell	—	—	—	—
Werdein	2,042	3,100	—	5,142
Gilden	—	—	—	—
Reininga*	—	—	—	—
Foley**	—	—	—	—

* In connection with Mr. Reininga’s retirement in March 2023, he forfeited all of the stock-based awards granted to him in 2021 and 2022.

** In connection with Ms. Foley's resignation in December 2023, she forfeited all of the stock-based awards granted to her in 2021 and 2022.

(3)	Market value is calculated on the basis of $11.71 per share, which was the closing sales price for our common stock on the NASDAQ Stock Market on December 31, 2023.

(4)	Mr. Reininga retired from his position as President and Chief Executive Officer on March 10, 2023 and the vested stock options are exercisable for one year following his retirement date.

Compensation Plans

Annual Incentive Plan. Lake Shore Bancorp provides performance-based bonuses to its named executive officers pursuant to the Annual Incentive Plan, which is designed to link awards to our strategic and operating objectives. The goal of the plan is to have long-term viability and to be attractive to new hires and help retain current employees. The plan measures business plan goals and objectives and clearly defines these for the calendar year for which the plan is in effect. For purposes of the annual bonus, each named executive officer is evaluated on several corporate performance measures which are established at the beginning of the year and relate to strategic business objectives for the ensuing year. The named executive officers, with the exception of the President and CEO, are also evaluated on individual performance measures that take into account individual responsibilities, in addition to the corporate performance measures. The Compensation Committee establishes the performance measures for each of the named executive officers. The President and Chief Executive Officer is not involved in decisions regarding his performance-based bonus. Decisions relating to the President and Chief Executive Officer’s performance-based compensation are determined and recommended by the Compensation Committee. The Compensation Committee presents the performance measures to the Board of Directors for approval.

Supplemental Executive Retirement Plan. Lake Shore Savings entered into a supplemental benefit plan with Jeffrey M. Werdein Executive Vice President, Commercial Division, of the Company and Bank. Under the supplemental benefit plan, Mr. Werdein is fully vested in an annual benefit, payable in monthly installments, and the annual benefit is equal to (i) 2% of the officer’s average final pay (which is defined as the average pay over the two years prior to termination of service), multiplied by (ii) the officer’s years of service (with a maximum percentage of 40% of average final pay). The benefit amount is payable over a period of fifteen years commencing at age 65, and in the event of a change of control, the executive is treated as having attained age 65 for purposes of benefit payments.

Retention Agreement. In order to provide further incentive for Jeffrey M. Werdein, Executive Vice President Commercial Division of the Company and Bank, to remain in the employ of the Bank, Lake Shore Savings entered into a retention agreement with Mr. Werdein on March

29, 2018. Under the agreement, Mr. Werdein will receive a total of $1.4 million provided that he remains continuously employed with the Bank through March 29, 2028, payable in three equal installments on March 29, 2028, January 2, 2029 and January 2, 2030. In the event Mr. Werdein’s employment is terminated without cause, for good reason or due to death or disability prior to March 29, 2028, Mr. Werdein will receive the vested account balance as set forth in the agreement. Subject to regulatory approval, if Mr. Werdein’s employment is terminated within two years of a change of control and prior to March 29, 2028, Mr. Werdein may receive up to $1.4 million in a lump sum.

Employee Stock Ownership Plan. This plan is a tax-qualified plan that covers substantially all employees who have at least one year of service with Lake Shore Savings and have attained age 21. Lake Shore Bancorp loaned the Employee Stock Ownership Plan Trust sufficient funds to purchase a number of shares equal to 8% of the shares sold in Lake Shore Bancorp’s stock offering to persons other than Lake Shore, MHC, or 238,050 shares. These shares were purchased in the open market following completion of the offering at prevailing market prices.

Although contributions to the plan are discretionary, Lake Shore Savings intends to contribute enough money each year to make the required principal and interest payments on the loan from Lake Shore Bancorp. This loan is for a term of 30 years and calls for annual payments of principal and interest. The plan pledges the shares it purchases as collateral for the loan and holds them in a suspense account.

The plan will not distribute the pledged shares right away. Instead, it will release a portion of the pledged shares annually. Assuming the plan repays its loan as scheduled over a 30-year term, we expect that 1/30th of the shares will be released annually in years 2006 through 2035. Although the repayment period of the loan is scheduled over a 30-year term, we anticipate that we may prepay a portion of the principal which would trigger the release of additional shares. The plan will allocate the shares released each year among the accounts of participants in proportion to their compensation for the year. For example, if a participant’s compensation for a year represents 1% of the total compensation of all participants for the year, the plan would allocate to that participant 1% of the shares released for the year. Participants direct the voting of shares allocated to their accounts. Shares in the suspense account and allocated shares for which no voting instructions are received will be voted in a way that mirrors the votes which participants cast for shares in their individual accounts.

401(k) Defined Contribution Plan. The Lake Shore Savings tax-qualified 401(k) defined contribution plan is maintained for employees who have completed three months of service and attained age 21. Eligible employees may make pre-tax contributions to the 401(k) Plan in the form of salary deferrals of up to 75% of their total annual compensation subject to certain IRS limitations. The plan consists of three components: 401(k), Profit Sharing and Safe Harbor. For the 401(k) component, the Company makes a matching contribution equal to 40% of the eligible employee’s salary deferral, up to 6% of such employee’s compensation after one year of service. For the profit sharing component, the Company makes a discretionary contribution, up to 5.1% of an eligible employee’s salary, depending on years of service. Lastly, the Company contributes 3.4% of an eligible employee’s salary based on years of service, which is a discretionary contribution to the Safe Harbor component of the plan. Effective March 1, 2024, the aforementioned plan eligibility was changed to be maintained for employees on the first month following their initial date of employment and attained age 21. Additionally, the Company's matching contribution was adjusted to take effect immediately once an employee is eligible to participate.

2006 Stock Option Plan. Stock options can no longer be granted under the Lake Shore Bancorp, Inc. 2006 Stock Option Plan since the plan was adopted more than 10 years ago. Stock options previously granted under this plan remain outstanding and are subject to the terms and conditions of this plan.

Upon the exercise of an option, the exercise price of the option must be paid in full. Payment may be made in cash, with common stock of Lake Shore Bancorp already owned by the option holder, shares to be acquired by the option holder upon exercise of the option or such other consideration as the Compensation Committee authorizes. If the option is not exercised during its term, it will expire.

2012 Equity Incentive Plan. The Lake Shore Bancorp, Inc. 2012 Equity Incentive Plan (the “Equity Incentive Plan”) provides officers, employees and directors of Lake Shore Bancorp and Lake Shore Savings with incentives to promote our growth and performance and shareholders approved the Equity Incentive Plan at the 2012 Annual Shareholders Meeting.

The Equity Incentive Plan authorizes the issuance of up to 180,000 shares of our common stock pursuant to grants of restricted stock awards and up to 20,000 shares of our common stock pursuant to grants of incentive stock options and non-qualified stock options, subject to permitted adjustments for certain corporate transactions. Employees and directors of Lake Shore Bancorp or its subsidiaries are eligible to receive awards under the Equity Incentive Plan, except that non-employees may not be granted incentive stock options.

PAY VERSUS PERFORMANCE

Pay Versus Performance Table

The following table shows the total compensation for our NEOs for the past three fiscal years as set forth in the Summary Compensation Table above and the “compensation actually paid” to our principal executive officers (“PEOs”) and, on an average basis, our other NEOs, in each case, as determined under SEC rules, our total shareholder return (“TSR”) based on a fixed $100 initial investment, and our net income:

	Summary Compensation Table Total for PEO			Compensation Actually Paid to PEO			Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs	Value of Initial Fixed $100 Investment Based on: Total Shareholder Return	Net Income
Year	Liddell	Reininga	Werdein	Liddell	Reininga	Werdein
	($)(1)	($)(1)	($)(1)	($)(1)(2)	($)(1)(2)	($)(1)(2)	($)(3)	($)(3)(4)	($)	($)
2023	568,257	165,680	395,645	568,257	43,602	392,907	252,540	226,038	90	4,820,000
2022	—	579,943	—	—	539,517	—	420,773	401,931	93	5,708,000
2021	—	588,912	—	—	588,442	—	372,865	374,869	115	6,187,000

(1)	For 2023, our PEO is Mr. Liddell, and 2023 includes our two former PEOs: Mr. Werdein (March 10, 2023 - April 18, 2023) and Mr. Reininga (January 1, 2023 - March 10, 2023). Our PEO for 2021 and 2022 was Mr. Reininga.

(2)	SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine “compensation actually paid” as reported in the Pay Versus Performance Table. “Compensation actually paid” does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. In general, “compensation actually paid” is calculated as Summary Compensation Table total compensation adjusted to include the change in fair value of equity awards as of December 31 of the applicable year or, if earlier, the vesting date (rather than the grant date) and the pension value attributable to the applicable year’s service and any change in pension value attributable to plan amendments made in the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to Mr. Liddell, Mr. Reininga, and Mr. Werdein's respective 2023 total compensation to determine the 2023 compensation actually paid:

	2023
	Liddell	Reininga	Werdein
Total Compensation as reported in Summary Compensation Table (SCT)	$568,257	$165,680	$395,645
Less: Fair value of equity awards reported in SCT	—	—	—
Fair value of equity awards (restricted stock and stock options) granted in current year—value at end of year-end	—	—	—
Change in fair value from end of prior fiscal year to vesting date for equity awards made in prior fiscal years that vested during current fiscal year	—	(1,849)	(887)
Change in fair value from end of prior fiscal year to end of current fiscal year for equity awards made in prior fiscal years that were unvested at end of current fiscal year	—	—	(1,851)
Dividends or other earnings paid on equity awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	—	—	—
Fair value of equity awards forfeited in current fiscal year determined at end of prior fiscal year *	—	(120,229)	—
Compensation Actually Paid	$568,257	$43,602	$392,907

*Mr. Reininga retired from his position as President and Chief Executive Officer on March 10, 2023. As a result of his retirement, any shares of restricted stock that remained unvested as of his retirement were forfeited. He may exercise his vested stock options for one year following his retirement date, or the options would be forfeited.

(3)	In 2023, the non-PEO NEOs included Taylor Gilden, Chief Financial Officer and Treasurer, and Rachel Foley, Chief Operating Officer. Mr. Gilden joined the Company on June 5, 2023 as the Chief Strategy Officer. On August 1, 2023, Mr. Gilden was appointed as the Chief Financial

Officer and Treasurer of the Company. Ms. Foley resigned as Chief Operating Officer on December 11, 2023. As a result of her resignation, any shares of restricted stock that remained unvested as of her date of departure were forfeited. In 2022, non-PEO NEOs included Jeffrey Werdein, Executive Vice President, Commercial Division, and Rachel Foley. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to the NEO’s total compensation to determine the compensation actually paid:

2023
Average Non- PEO NEOs
Total Compensation as reported in SCT	$252,540
Less: Fair value of equity awards reported in SCT	—
Fair value of equity awards granted in current year—value at end of year-end	—
Change in fair value from end of prior fiscal year to vesting date for equity awards made in prior fiscal years that vested during current fiscal year	(376)
Change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	—
Dividends or other earnings paid on equity awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	—
Fair value of equity awards forfeited in current fiscal year determined at end of prior fiscal year	(26,126)
Compensation Actually Paid	$226,038

Relationship Disclosure

The charts below show, for the past three years, the relationship between the PEO and non-PEO “compensation actually paid” and (i) the Company’s net income and (ii) the Company’s TSR:

ADDITIONAL INFORMATION

Shareholder Proposals for 2025 Annual Meeting

If you wish to submit proposals to be included in our proxy statement for the 2025 Annual Meeting of shareholders, we must receive them on or before December 12, 2024, pursuant to proxy soliciting regulations of the SEC. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy card for such meeting any shareholder proposal which does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to 17 C.F.R. §240.14a-8 of the Rules and Regulations promulgated by the SEC under the Securities Exchange Act of 1934, as amended. Under SEC Rule 14a-19, a shareholder intending to engage in a director election contest with respect to Lake Shore Bancorp’s annual meeting of shareholders to be held in 2025 must give Lake Shore Bancorp notice of its intent to solicit proxies by providing the names of its nominees and certain other information at least 60 calendar days before the anniversary of the previous year’s annual meeting. This deadline is March 24, 2025.

In addition to the requirement set forth under SEC Rule 14a-19, under our bylaws, any new business or director nominees to be taken up at the annual meeting must be stated in writing and filed with the secretary of Lake Shore Bancorp at least 30 days before the date of the annual meeting, provided, however, that in the event less than 40 days notice of the annual meeting is given, a written proposal or nomination may be accepted from a shareholder not later than the close of business on the tenth day following notice of the annual meeting, and all business so stated, proposed, and filed shall be considered at the annual meeting so long as the business relates to a proper matter for shareholder action. Any shareholder may make any other proposal or nomination at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the secretary at least 30 days before the meeting, such proposal or nomination shall be laid over for action at an adjourned, special or annual meeting of the shareholders taking place 30 days or more thereafter. A shareholder’s notice to the secretary shall set forth as to each such matter the shareholder proposes to bring before the annual meeting (1) a brief description of the proposal desired to be brought or nominee; and (2) the name and address of such shareholder and the number of shares of common stock of Lake Shore Bancorp that such shareholder owns of record. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors, and committees; but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

By Order of the Board of Directors,

/s/ Eric Hohenstein
Eric Hohenstein
Corporate Secretary
Dunkirk, New York
December 20, 2024

To assure that your shares are represented at the Special Meeting, please vote your shares promptly over the Internet, by phone or on a paper proxy card if you request one.

APPENDIX A

LAKE SHORE BANCORP, INC.

2025 EQUITY INCENTIVE PLAN

ARTICLE 1 — GENERAL

Section 1.1    Purpose, Effective Date and Term.    The purpose of the Lake Shore Bancorp, Inc. 2025 Equity Incentive Plan (the “Plan”) is to promote the long-term financial success of Lake Shore Bancorp, Inc. (the “Company”), and its Subsidiaries, including Lake Shore Savings Bank (the “Bank”), by providing a means to attract, retain and reward individuals who contribute to that success and to further align their interests with those of the Company’s stockholders through the ownership of additional shares of Stock. The effective date of the Plan shall be the later of: (i) the date on which the Plan satisfies the applicable stockholder approval requirements, or (ii) the date on which the Plan satisfies the approval or non-objection of the Board of Governors of the Federal Reserve System (the “Effective Date”). No Awards may be granted under the Plan prior to the Effective Date.

The Plan shall remain in effect as long as any Awards are outstanding; provided, however, that no Awards may be granted under the Plan after the day immediately prior to the ten-year anniversary date of the Effective Date.

Section 1.2       Administration.    The Plan shall be administered by the Compensation Committee of the Board of Directors (the “Committee”) in accordance with Section 5.1.

Section 1.3       Participation.    Each individual who is granted and holds an Award in accordance with the terms of the Plan shall be a Participant in the Plan (a “Participant”). The grant of Awards shall be limited to Employees and Directors of the Company or any Subsidiary.

Section 1.4       Definitions.    Capitalized terms used in this Plan are defined in Article 8 and elsewhere in this Plan.

ARTICLE 2 — AWARDS

Section 2.1       General.    Any Award under the Plan may be granted singularly or in combination with another Award or other Awards. Each Award under the Plan shall be subject to the terms and conditions of the Plan and any additional terms, conditions, limitations and restrictions as the Committee shall provide with respect to the Award as evidenced in an Award Agreement. In the event of a conflict between the terms of an Award Agreement and the Plan, the terms of the Plan will control. Subject to the provisions of Section 2.2(d), an Award may be granted as an alternative to or replacement of an existing Award under the Plan or any other plan of the Company or any Subsidiary or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or any Subsidiary, including without limitation, the plan of any entity acquired by the Company or any Subsidiary. The types of Awards that may be granted under the Plan include Stock Options, Restricted Stock and Restricted Stock Units and any Award may be granted as a Performance Award.

Section 2.2       Stock Options.    A Stock Option is a grant that represents the right to purchase shares of Stock at an established Exercise Price.

(a)         Grant of Stock Options.    Each Stock Option shall be evidenced by an Award Agreement that specifies: (i) the number of shares of Stock covered by the Stock Option; (ii) the date of grant of the Stock Option and the Exercise Price; (iii) the vesting period or conditions to vesting or exercisability (whether time- and/or performance-based); and (iv) any other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service, as the Committee may, in its discretion, prescribe. Any Stock Option may be either an Incentive Stock Option that is intended to satisfy the requirements applicable to an “Incentive Stock Option” described in Code Section 422(b), or a Non-Qualified Option that is not intended to be an ISO; provided, however, that no ISOs may be granted: (i) after the day immediately prior to the ten-year anniversary of the Effective Date or the date on which the Plan is approved by the Board of Directors, whichever is earlier; or (ii) to a non-Employee. Unless otherwise specifically provided by its terms, any Stock Option granted to an Employee under this Plan shall be an ISO to the maximum extent permitted. Any ISO granted under this Plan that does not qualify as an ISO for any reason (whether at the time of grant or as the result of a subsequent event) shall be deemed to be a Non-Qualified Option. In addition, any ISO granted under this Plan may be unilaterally modified by the Committee to disqualify it from ISO treatment, so that it becomes a Non-Qualified Option; provided, however, that any such modification shall be ineffective if it causes the Option to be subject to Code Section 409A (unless, as modified, the Option complies with Code Section 409A).

(b)         Other Terms and Conditions.    A Stock Option shall be exercisable in accordance with its terms and conditions and during the periods established by the Committee. In no event, however, shall a Stock Option expire later than ten (10) years after the date of its grant (or five (5) years with respect to ISOs granted to a 10% Stockholder). The Exercise Price of each Stock Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock); provided, however, that the Exercise Price of an ISO shall not be less than 110% of Fair Market Value of a share of Stock on the date of grant if an ISO is granted to a 10% Stockholder; provided further, that the Exercise Price may be higher or lower in the case of Stock Options granted or exchanged in replacement of existing Awards held by an employee or director of an acquired entity. The payment of the Exercise Price shall be by cash or, subject to limitations imposed by applicable law, by any other means as the Committee may from time to time permit, including: (i) by tendering, either actually or constructively by attestation, shares of Stock valued at Fair Market Value as of the day of exercise; (ii) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from the exercise; (iii) by a net settlement of the Stock Option, using a portion of the shares of Stock obtained on exercise in payment of the Exercise Price (and if applicable, any tax withholding); (iv) by personal, certified or cashier’s check; (v) by other property deemed acceptable by the Committee; or (vi) by any combination thereof. The total number of shares of Stock that may be acquired upon the exercise of a Stock Option shall be rounded down to the nearest whole share, with cash-in-lieu paid by the Company, at its discretion, for the value of any fractional share.

(c)         Prohibition of Cash Buy-Outs of Underwater Stock Options.    Under no circumstances will any underwater Stock Option (i.e., a Stock Option with an Exercise Price as of an applicable date that is greater than the Fair Market Value of Stock as of the same date) that was granted under the Plan be bought back by the Company without stockholder approval.

(d)         Prohibition Against Repricing.    Except for adjustments pursuant to Section 3.4, and reductions of the Exercise Price approved by the Company’s stockholders, neither the Committee nor the Board of Directors shall have the right or authority to make any adjustment or amendment that reduces or would have the effect of reducing the Exercise Price of a Stock Option previously granted under the Plan, whether through amendment, cancellation (including cancellation in exchange for a cash payment in excess of the Award’s in-the-money value or in exchange for Options or other Awards) or replacement grants, or other means.

(e) Prohibition on Paying Dividends. No dividends shall be paid on Stock Options and no Dividend Equivalent Rights may be granted with respect to Stock Options.

Section 2.3       Restricted Stock Awards.

(a)          Grant of Restricted Stock.    A Restricted Stock Award is a grant of a share of Stock for no consideration or such minimum consideration as may be required by applicable law, subject to a vesting schedule or the satisfaction of market conditions or performance conditions. Each Restricted Stock Award shall be evidenced by an Award Agreement that specifies (i) the number of shares of Stock covered by the Restricted Stock Award; (ii) the date of grant of the Restricted Stock Award; (iii) the vesting period (whether time- and/or performance-based); and (iv) any other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine, including electronically and/or solely on the books and records maintained by the transfer agent. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock (including that the Restricted Stock may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of the Plan and Award Agreement) and/or that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(b)         Terms and Conditions.    Each Restricted Stock Award shall be subject to the following terms and conditions:

(i)           Dividends.    Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, any dividends or distributions declared and paid with respect to shares of Stock subject to the Restricted Stock Award, other than a stock dividend consisting of shares of Stock, shall be immediately distributed to the Participant. If the Committee determines to delay the distribution of dividends to a Participant until the vesting of an Award of Restricted Stock, the Committee shall cause the dividend (and any earnings thereon) to be distributed to the Participant no later than two and one-half months following the date on which the Restricted Stock vests. Any stock dividends declared on shares of Stock subject to a Restricted Stock Award shall be subject to the same restrictions and shall vest at the same time as the shares of Restricted Stock from which said dividends were derived.

(ii)          Voting Rights.    Unless the Committee determines otherwise, a Participant shall have voting rights related to unvested, non-forfeited Restricted Stock and the voting rights may be exercised by the Participant.

(iii)         Tender Offers and Merger Elections.    Each Participant to whom a Restricted Stock Award is granted shall have the right to respond, or to direct the response, with respect to the related shares of Restricted Stock, to any tender offer, exchange offer, cash/stock merger consideration election or other offer made to, or elections made by, the holders of shares of Stock. The direction for any of the shares of Restricted Stock shall be given by proxy or ballot (if the Participant is the beneficial owner of the shares of Restricted Stock for voting purposes) or by completing and filing, with the inspector of elections, the trustee or the other person who shall be independent of the Company, as the Committee shall designate (if the Participant is not the a beneficial owner), a written direction in the form and manner prescribed by the Committee. If no direction is given, then the shares of Restricted Stock shall not be tendered.

Section 2.4       Restricted Stock Units.

(a)         Grant of Restricted Stock Unit Awards.    A Restricted Stock Unit is an Award denominated in shares of Stock that is similar to a Restricted Stock Award except no shares of Stock are actually awarded on the date of grant. A Restricted Stock Unit is subject to a vesting schedule or the satisfaction of market conditions or performance conditions and shall be settled in shares of Stock, provided, however, that in the sole discretion of the Committee, determined at the time of settlement, a Restricted Stock Unit may be settled in cash based on the Fair Market Value of a share of the Stock multiplied by the number of Restricted Stock Units being settled, or a combination of shares of Stock and cash. Each Restricted Stock Unit shall be evidenced by an Award Agreement that specifies (i) the number of Restricted Stock Units covered by the Award; (ii) the date of grant of the Restricted Stock Units; (iii) the Restriction Period and the vesting period (whether time- and/or performance-based); (iv) any other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service.

(b)         Terms and Conditions.    Each Restricted Stock Unit Award shall be subject to the following terms and conditions:

(i)           The Committee may impose any other conditions and/or restrictions on any Restricted Stock Unit Award as it may deem advisable, including, without limitation, a requirement that Participants pay a stipulated purchase price for each Restricted Stock Unit, time-based restrictions and/or vesting following the attainment of performance measures, restrictions under applicable laws or under the requirements of any Exchange or market upon which shares of Stock may be listed, and/or holding requirements or sale restrictions placed by the Company upon vesting of Restricted Stock Units.

(ii)         The conditions for grant or vesting and the other provisions of Restricted Stock Units (including without limitation any applicable performance measures) need not be the same with respect to each recipient. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest or, in the case of Restricted Stock Units subject to performance measures, after the Committee has determined that the performance goals have been satisfied.

(iii)          Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of grant of the Restricted Stock Unit for which the Participant’s continued Service is required (the “Restriction Period”), and until the later of (A) the expiration of the Restriction Period or (B) the date the applicable performance measures (if any) are satisfied, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.

(iv)         A Participant shall have no voting rights with respect to any Restricted Stock Units.

(v)          No dividends shall be paid on Restricted Stock Units. In the sole discretion of the Committee, exercised at the time of grant, Dividend Equivalent Rights may be assigned to Restricted Stock Units. A Dividend Equivalent Right, if any, shall be paid at the same time as the shares of Stock or cash subject to the Restricted Stock Unit are distributed to the Participant and is otherwise subject to the same rights and restrictions as the underlying Restricted Stock Unit.

Section 2.5       Vesting of Awards.    The Committee shall specify the vesting schedule or conditions of each Award provided that at least ninety-five percent (95%) of all Awards under the Plan shall be subject to a vesting requirement of at least one year of Service following the grant of the Award. Unless otherwise specified by the Committee and set forth in an Award Agreement between the Company and the Participant or as set forth in an employment agreement entered into by and between the Company and/or the Bank and an Employee, Awards under the Plan shall be granted with a vesting rate not exceeding 20% per year, with the first installment vesting one year after the date of grant and evidenced in an Award Agreement, subject to acceleration of vesting, to the extent authorized by the Committee or set forth in an Award Agreement, upon the Participant’s death, Disability or Involuntary Termination following a Change in Control.

Section 2.6       Deferred Compensation.    If any Award would be considered “deferred compensation” as defined under Code Section 409A (“Deferred Compensation”), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the Award Agreement, without the consent of the Participant, to maintain the exemption from, or to comply with, Code Section 409A. Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section 2.6 shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A. A Participant’s acceptance of any Award under the Plan constitutes acknowledgement and consent to the rights of the Committee, without further consideration or action. Any discretionary authority retained by the Committee pursuant to the terms of this Plan or pursuant to an Award Agreement shall not apply to an Award that is determined to constitute Deferred Compensation, if the discretionary authority would contravene Code Section 409A.

Section 2.7       Effect of Termination of Service on Awards.    The Committee shall establish the effect of a Termination of Service on the continuation of rights and benefits available under an Award and, in so doing, may make distinctions based upon, among other things, the reason(s) for the Termination of Service and type of Award. Unless otherwise specified by the Committee and set forth in an Award Agreement between the Company and/or a Subsidiary and the Participant or as set forth in an employment or severance agreement entered into by and between the Company and/or a Subsidiary and the Participant, the following provisions shall apply to each Award granted under this Plan.

(a)          Upon a Participant’s Termination of Service for any reason other than due to Disability, death, Retirement or for Cause, Stock Options shall be exercisable only as to those shares of Stock that were immediately exercisable by the Participant at the date of termination, and the Stock Options may be exercised only for a period of three (3) months following termination and any Restricted Stock Award or Restricted Stock Unit that had not vested as of the date of Termination of Service shall expire and be forfeited.

(b)         In the event of a Termination of Service for Cause, all Stock Options granted to a Participant that have not been exercised (whether or not vested) and all Restricted Stock Awards and Restricted Stock Units granted to a Participant that have not vested shall expire and be forfeited.

(c)          Upon Termination of Service for reason of Disability or death, any Service-based Stock Options shall be exercisable as to all shares of Stock subject to an outstanding Award, whether or not then exercisable, and all Service-based Restricted Stock Awards and Restricted Stock Units shall vest as to all shares subject to an outstanding Award, whether or not otherwise immediately vested, at the date of Termination of Service. Upon Termination of Service for reason of Disability or death, any Awards that vest based on the achievement of performance targets shall vest, pro-rata, by multiplying (i) the number of Awards that would be obtained based on achievement at target (or if actual achievement of the performance measures is greater than the target level, at the actual achievement level) as of the date of Disability or death, by (ii) a fraction, the numerator of which is the number of whole months the Participant was in Service during the performance period and the denominator of which is the number of months in the performance period. Stock Options may be exercised for a period of one (1) year following a Termination of Service due to death or Disability; provided, however, that no Stock Option shall be eligible for treatment as an ISO in the event the Stock Option is exercised more than one (1) year following Termination of Service due to Disability and provided, further, in order to obtain ISO treatment for Stock Options exercised by heirs or devisees of an optionee, the optionee’s death must have occurred while employed or within three (3) months of Termination of Service. In the event of Termination of Service due to Retirement, a Participant’s vested Stock Options shall be exercisable for one (1) year following Termination of Service. No Stock Option shall be eligible for treatment as an ISO in the event the Stock Option is exercised more than three (3) months following Termination of Service due to Retirement and any Stock Option, Restricted Stock Award or

Restricted Stock Unit that has not vested as of the date of Termination of Service shall expire and be forfeited.

(d)         Notwithstanding anything herein to the contrary, no Stock Option shall be exercisable beyond the last day of the original term of the Stock Option.

(e)         Notwithstanding the provisions of this Section 2.7, the effect of a Change in Control on the vesting/exercisability of Stock Options, Restricted Stock Awards and Restricted Stock Units is as set forth in Article 4.

(f)          For purposes of the Plan, the term “Retirement” means, unless otherwise specified in an Award Agreement, retirement from employment or Service on or after the attainment of age 65. An Employee who also serves as a Director shall not be deemed to have terminated due to Retirement for purposes of vesting of Awards and exercise of Stock Options until both Service as an Employee and Service as a Director has ceased. A non-employee Director will be deemed to have terminated due to Retirement under the provisions of this Plan only if the non-employee Director has terminated Service on the board(s) of directors of the Company and any Subsidiary or affiliate in accordance with an applicable Company policy, following the provision of written notice to the board(s) of directors of the non-employee Director’s intention to retire. A non-employee Director who continues in Service as a director emeritus or advisory director shall be deemed to be in Service of the Company or a Subsidiary for purposes of vesting of Awards and exercise of Stock Options.

Section 2.8.      Holding Period for Vested Awards.    As a condition of receipt of an Award, the Award Agreement may require a Participant to agree to hold a vested Award or shares of Stock received upon exercise of a Stock Option for a period of time specified in the Award Agreement. The foregoing limitation shall not apply to the extent that an Award vests due to death, Disability or an Involuntary Termination at or following a Change in Control, or to the extent that (i) a Participant directs the Company to withhold or the Company elects to withhold shares of Stock with respect to the vesting or exercise, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of shares of Stock to cover the amount required to be withheld or (ii) a Participant exercises a Stock Option by a net settlement, and in the case of (i) and (ii) herein, only to the extent of the shares are withheld for tax purposes or for purposes of the net settlement.

ARTICLE 3 — SHARES SUBJECT TO PLAN

Section 3.1       Available Shares.    The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company, including shares purchased in the open market or in private transactions.

Section 3.2       Share Limitations.

(a)          Share Reserve.    Subject to the following provisions of this Section 3.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to 300,000 shares of Stock. Subject to the limitations set forth in this

Section 3.2, Awards under the Plan may be made in any combination of shares of Restricted Stock Awards, Restricted Stock Units or Stock Options and all Awards may be granted as either Restricted Stock Awards, Restricted Stock Units or Stock Options, in the discretion of the Committee, and all Stock Options may be granted as Incentive Stock Options. The aggregate number of shares available for grant under the Plan and the number of shares of Stock subject to outstanding Awards shall be subject to adjustment as provided herein and in Section 3.4.

(b)         Computation of Shares Available.    For purposes of this Section 3.2 and in connection with the granting of a Stock Option, Restricted Stock or a Restricted Stock Unit, the number of shares of Stock available for the grant of additional Stock Options, Restricted Stock or Restricted Stock Units shall be reduced by the number of shares of Stock previously granted, subject to the following. To the extent any shares of Stock covered by an Award (including Restricted Stock Awards and Restricted Stock Units) under the Plan are not delivered to a Participant or beneficiary for any reason, including because the Award is forfeited or canceled or because a Stock Option is not exercised, then the shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. To the extent: (i) a Stock Option is exercised by using an actual or constructive exchange of shares of Stock to pay the Exercise Price; (ii) shares of Stock are withheld to satisfy withholding taxes upon exercise or vesting of an Award granted hereunder; or (iii) shares are withheld to satisfy the Exercise Price of Stock Options in a net settlement of Stock Options, then the number of shares of Stock available shall be reduced by the gross number of Stock Options exercised or Awards vested rather than by the net number of shares of Stock issued.

Section 3.3       Limitations on Grants to Directors and Employees.

(a)               Automatic Annual Grants to Non-Employee Directors. Following the Effective Date and the date on which the Plan satisfies the approval or non-objection of the Board of Governors of the Federal Reserve System, each non-employee Director who: (i) is in the Service of the Company and/or a Subsidiary on the first business day immediately following the date of the 2025 stockholder meeting at which stockholders’ approve the Plan (the “Grant Date”) shall automatically be granted, in addition to payment to such non-employee Director of cash fees, a number of Restricted Stock Awards in an amount equal to thirty percent (30%) of a non-employee Director’s cash fees earned in the prior fiscal year, with the number of Restricted Stock Awards determined by taking the twenty (20) day average Fair Market Value of the Stock through the Grant Date, subject to and in accordance with the terms and conditions of the Plan and an Award Agreement (the “Automatic Annual Grants”), and (ii) subsequent Automatic Annual Grants shall automatically be granted to each non-employee Director on each January 2nd, commencing on January 2, 2026. The Committee may, in its discretion, grant additional Awards to non-employee Directors.

(b)              Award Limitations for Employees. The grant date fair value of equity-based Awards granted to an Employee under the Plan for any calendar year, include Stock Options, Restricted Stock and Restricted Stock Units, may not exceed Five Hundred Thousand Dollars ($500,000).

(c)         The aggregate number of shares available for grant under this Plan and the number of shares subject to outstanding Awards, including the limit on the number of Awards available for grant under this Plan described in this Section 3.3, shall be subject to adjustment as provided in Section 3.4.

Section 3.4       Corporate Transactions.

(a)         General.    In the event any recapitalization, reclassification, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, or exchange of shares of Stock or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or increase or decrease in the number of shares of Stock without consideration, or similar corporate transaction or event, affects the shares of Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan and/or under any Award granted under the Plan, then the Committee shall, in an equitable manner, adjust any or all of: (i) the number and kind of securities deemed to be available thereafter for grants of Stock Options, Restricted Stock Awards and Restricted Stock Units in the aggregate to all Participants and individually to any one Participant; (ii) the number and kind of securities that may be delivered or deliverable in respect of outstanding Stock Options, Restricted Stock Awards and Restricted Stock Units; and (iii) the Exercise Price. In addition, the Committee is authorized to adjust the terms and conditions of, and the criteria included in, Stock Options, Restricted Stock Awards and Restricted Stock Units (including, without limitation, cancellation of Stock Options, Restricted Stock Awards and Restricted Stock Units in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution or exchange of Stock Options, Restricted Stock Awards and Restricted Stock Units using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the first sentence in this paragraph) affecting the Company or any parent or Subsidiary or the financial statements of the Company or any parent or Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

(b)         Merger in Which Company is Not Surviving Entity.    In the event of any merger, consolidation, or other business reorganization (including, but not limited to, a Change in Control) in which the Company is not the surviving entity, any Stock Options granted under the Plan which remain outstanding shall be converted into Stock Options to purchase voting common equity securities of the business entity which survives the merger, consolidation or other business reorganization having substantially the same terms and conditions as the outstanding Stock Options under this Plan and reflecting the same economic benefit (as measured by the difference between the aggregate Exercise Price and the value exchanged for outstanding shares of Stock in the merger, consolidation or other business reorganization), all as determined by the Committee or the Board prior to the consummation of the merger, consolidation or other business reorganization. Similarly, any Restricted Stock or Restricted Stock Units which remain outstanding shall be assumed by and become Restricted Stock and/or Restricted Stock Units of the business entity which survives the merger, consolidation or other business reorganization. In the event the acquiring entity fails or refuses to assume the Company’s outstanding Awards: (1) any Service-based Awards shall vest immediately at or immediately prior to the effective time of the merger, consolidation or other business reorganization; (2) any Awards subject to performance-based vesting conditions shall vest in the same manner as required under Section 4.1(c) hereof at the time of the merger, consolidation or other business reorganization, as if the holder thereof incurred an Involuntary Termination of Service on that date; and (3) unless another treatment is specified in the documents governing the merger, consolidation or other business organization, in the case of vested Restricted Stock or Restricted Stock Units, holders thereof shall receive on the effective date of the transaction, the same value as received by a holder of a share of Stock, multiplied by the number of Restricted Stock or Restricted Stock Units held, and in the case of a holder of Stock Options, the holder shall receive the difference, in cash, between the aggregate Exercise Price of the holder’s outstanding Stock Options and the value exchanged for outstanding shares of Stock in the merger, consolidation or other business reorganization.

Section 3.5       Delivery of Shares.    Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)          Compliance with Applicable Laws.    Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless the delivery or distribution complies with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any Exchange or similar entity.

(b)          Certificates.    To the extent that the Plan provides for the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any Exchange.

ARTICLE 4 — CHANGE IN CONTROL

Section 4.1        Consequence of a Change in Control.    Subject to the provisions of Section 2.5 (relating to vesting and acceleration) and Section 3.4 (relating to the adjustment of shares), and except as otherwise provided in the Plan and unless the Committee determines otherwise:

(a)         At the time of an Involuntary Termination at or following a Change in Control, all service-based Stock Options then held by the Participant shall become fully earned and exercisable (subject to the expiration provisions otherwise applicable to the Stock Option). All Stock Options may be exercised for a period of one (1) year following the Participant’s Involuntary Termination, provided, however, that no Stock Option shall be eligible for treatment as an ISO in the event the Stock Option is exercised more than three (3) months following the termination of employment.

(b)         At the time of an Involuntary Termination at or following a Change in Control, all Service-based Awards of Restricted Stock and Restricted Stock Units shall become fully earned and vested immediately.

(c)         In the event of an Involuntary Termination at or following a Change in Control, all Performance Awards shall vest at the greater of the target level of performance or actual annualized performance measured as of the most recent completed fiscal quarter.

Section 4.2      Definition of Change in Control.    For purposes of this Plan, the term “Change in Control” shall mean the consummation by the Company or the Bank, in a single transaction or series of related transactions, of any of the following:

(a)         Merger.    The Company or the Bank merges into or consolidates with another entity, or merges another bank or corporation into the Company or the Bank, and, as a result, less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Company or the Bank immediately before the merger or consolidation;

(b)         Acquisition of Significant Share Ownership.    There is filed, or is required to be filed, a report on Schedule 13D or another form or schedule (other than a Schedule 13G) required under Section 13(d) or 14(d) of the Exchange Act, that discloses that the filing person has or persons acting in concert have become the beneficial owner of 25% or more of a class of the Company’s or Bank’s voting securities; provided, however, this sub-section (b) shall not apply to Lake Shore, MHC’s ownership of the Company’s voting shares or the beneficial ownership of the Company’s or the Bank’s voting shares held in a fiduciary capacity by an entity in which the Company directly or indirectly beneficially owns 50% or more of its outstanding Voting Securities;

(c)         Change in Board Composition.    During any period of two consecutive years, individuals who constitute the Company’s or the Bank’s board of directors at the beginning of the two-year period cease for any reason to constitute at least a majority of the Company’s or the Bank’s board of directors; provided, however, that for purposes of this sub-section (c), each director who is first elected by the board of directors (or first nominated by the board of directors for election by the stockholders) by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the two-year period shall be deemed to have also been a director at the beginning of the period or who is appointed as a director as a result of a directive, supervisory agreement or order issued by the primary regulator of the Company or the Bank or by the Federal Deposit Insurance Corporation shall be deemed to have also been a director at the beginning of the period; or

(d)         Sale of Assets.    The Company or the Bank sells to a third party all or substantially all of its assets.

In addition, in no event shall a reorganization of Lake Shore, MHC (i.e., the mutual holding company), the Company and the Bank solely within its corporate structure or a second-step conversion constitute a Change in Control for purposes of the Plan.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired beneficial ownership of more than the permitted amount of the then outstanding Stock or Voting Securities as a result of a change in the number of shares of Stock or Voting Securities then outstanding, which thereby increases the proportional number of shares beneficially owned by the Subject Person; provided, however, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Stock or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the beneficial owner of any additional Stock or Voting Securities which increases the percentage of the then outstanding Stock or Voting Securities beneficially owned by the Subject Person, then a Change in Control shall occur.

In addition, if an Award constitutes Deferred Compensation, and the settlement of, or distribution of benefits under, the Award is to be triggered solely by a Change in Control, then with respect to the Award, a Change in Control shall be defined as required under Code Section 409A, as in effect at the time of the transaction.

ARTICLE 5 — COMMITTEE

Section 5.1      Administration.    The Plan shall be administered by the Committee. If the Committee consists of fewer than two (2) Disinterested Board Members, then the Board of Directors shall appoint to the Committee additional Disinterested Board Members as shall be necessary to provide for a Committee consisting of at least two (2) Disinterested Board Members. Any members of the Committee who do not qualify as Disinterested Board Members shall abstain from participating in any discussion or decision to make or administer Awards that are made to Participants who at the time of consideration for such Award are persons subject to the short-swing profit rules of Section 16 of the Exchange Act. The Board of Directors (or if necessary to maintain compliance with the applicable listing standards, those members of the Board of Directors who are “independent directors” under the corporate governance statutes or rules of any Exchange on which the Company lists, has listed or seeks to list its securities) may, in their discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee.

Section 5.2       Powers of Committee.    The administration of the Plan by the Committee shall be subject to the following:

(a)         The Committee shall have the authority and discretion to select those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares of Stock covered by the Awards, to establish the terms, conditions, features (including automatic exercise in accordance with Section 7.18), performance criteria, restrictions (including without limitation, provisions relating to non-competition, non-solicitation and confidentiality), and other provisions of such Awards (subject to the restrictions imposed by Article 6), to cancel or suspend Awards and to reduce, eliminate or accelerate any restrictions or vesting requirements applicable to an Award at any time after the grant of the Award; provided, however, that the Committee shall not exercise its discretion to accelerate an Award within the first year following the date of grant, or to extend the time period to exercise a Stock Option unless the extension is consistent with Code Section 409A. Notwithstanding the foregoing, the Committee will not have the authority or discretion to accelerate the vesting requirements applicable to an Award to avoid the one-year minimum vesting requirement pursuant to Section 2.5 except in the event of a Change in Control as provided under Section 4.1 of the Plan and in the event of termination due to death or Disability.

(b)         The Committee shall have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c)         The Committee shall have the authority to define terms not otherwise defined herein.

(d)         In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles of incorporation and bylaws of the Company and applicable corporate law.

(e)         The Committee shall have the authority to: (i) suspend a Participant’s right to exercise a Stock Option during a blackout period (or similar restricted period) or to exercise in a particular manner (i.e., such as a “cashless exercise” or “broker-assisted exercise”) to the extent that the Committee deems it necessary or in the best interests of the Company in order to comply with the securities laws and regulations issued by the SEC (the “Blackout Period”); and (ii) to extend the period to exercise a Stock Option by a period of time equal to the Blackout Period, provided that the extension does not violate Section 409A of the Code, the Incentive Stock Option requirements or applicable laws and regulations.

Section 5.3      Delegation by Committee.    Except to the extent prohibited by applicable law, the applicable rules of an Exchange upon which the Company lists its shares or the Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 promulgated under the Exchange Act, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including: (a) delegating to a committee of one or more members of the Board of Directors who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant Awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act; or (b) delegating to a committee of one or more members of the Board of Directors who would be eligible to serve on the Compensation Committee of the Company pursuant to the listing requirements imposed by any Exchange on which the Company lists, has listed or seeks to list its securities, the authority to grant Awards under the Plan. The acts of the delegates shall be treated hereunder as acts of the Committee and the delegates shall report regularly to the Committee regarding the exercise of delegated duties and responsibilities and any Awards so granted. Any such allocation or delegation may be revoked by the Committee at any time.

Section 5.4       Information to be Furnished to Committee.    As may be permitted by applicable law, the Company and its Subsidiaries shall furnish the Committee with data and information it determines may be required for it to discharge its duties. The records of the Company and its Subsidiaries as to a Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect. Subject to applicable law, Participants and other persons entitled to benefits under the Plan must furnish the Committee any evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

Section 5.5       Committee Action.    The Committee shall hold meetings, and may make administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. Subject to Section 5.1, all actions of the Committee, including interpretations of provisions of the Plan, shall be final and conclusive and shall be binding upon the Company, Participants and all other interested parties. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by a member of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

ARTICLE 6 — AMENDMENT AND TERMINATION

Section 6.1       General.    The Board of Directors may, as permitted by law, at any time, amend or terminate the Plan, and may amend any Award Agreement, provided that no amendment or termination (except as provided in Sections 2.6, 3.4 and 6.2) may cause the Award to violate Code Section 409A, may cause the repricing of a Stock Option, or, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely impair the rights of any Participant or beneficiary under any Award prior to the date the amendment is adopted by the Board of Directors; provided, however, that, no amendment may (a) materially increase the benefits accruing to Participants under the Plan, (b) materially increase the aggregate number of securities which may be issued under the Plan, other than pursuant to Section 3.4, or (c) materially modify the requirements for participation in the Plan, unless the amendment is approved by the Company’s stockholders.

Section 6.2       Amendment to Conform to Law and Accounting Changes.    Notwithstanding any provision in this Plan or any Award Agreement to the contrary, the Committee may amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of: (i) conforming the Plan or the Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A); or (ii) avoiding an accounting treatment resulting from an accounting pronouncement or interpretation thereof issued by the SEC or the Financial Accounting Standards Board (the “FASB”) subsequent to the adoption of the Plan or the making of the Award affected thereby, which, in the sole discretion of the Committee, may materially and adversely affect the financial condition or results of operations of the Company. By accepting an Award under this Plan, each Participant agrees and consents to any amendment made pursuant to this Section 6.2 to any Award granted under the Plan without further consideration or action.

ARTICLE 7 — GENERAL TERMS

Section 7.1       No Implied Rights.

(a)         No Rights to Specific Assets.    Neither a Participant nor any other person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right, evidenced by an Award Agreement, to the shares of Stock or amounts, if any, payable or distributable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b)         No Contractual Right to Employment or Future Awards.    The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating Employee the right to be retained in the employ of the Company or any Subsidiary or any right or claim to any benefit under the Plan, unless the right or claim has specifically accrued under the terms of the Plan. No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to receive a future Award under the Plan.

(c)         No Rights as a Stockholder.    Except as otherwise provided in the Plan or in an Award Agreement, no Award shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

Section 7.2      Transferability.    Except as otherwise so provided by the Committee, Stock Options under the Plan are not transferable except: (i) as designated by the Participant by will or by the laws of descent and distribution; (ii) to a trust established by the Participant, if under Code Section 671 and applicable state law, the Participant is considered the sole beneficial owner of the Stock Option while held in trust; or (iii) between spouses incident to a divorce or pursuant to a domestic relations order, provided, however, in the case of a transfer within the meaning of Section 7.2(iii), the Stock Option shall not qualify as an ISO as of the day of the transfer. The Committee shall have the discretion to permit the transfer of vested Stock Options (other than ISOs) under the Plan; provided, however, that such transfers shall be limited to Immediate Family Members of Participants, trusts and partnerships established for the primary benefit of the family members or to charitable organizations, and provided, further, that the transfers are not made for consideration to the Participant.

Awards of Restricted Stock shall not be transferable prior to the time that the Awards vest in the Participant. A Restricted Stock Unit Award is not transferable, except in the event of death, prior to the time that the Restricted Stock Unit Award vests and is earned and the property in which the Restricted Stock Unit is denominated is distributed to the Participant or the Participant’s Beneficiary.

Section 7.3       Designation of Beneficiaries.    A Participant may file with the Company a written designation of a beneficiary or beneficiaries under this Plan and may from time to time revoke or amend any such designation. Any designation of beneficiary under this Plan shall be controlling over any other disposition, testamentary or otherwise (unless the disposition is pursuant to a domestic relations order); provided, however, that if the Committee is in doubt as to the entitlement of any beneficiary to any Award, the Committee may determine to recognize only the legal representative of the Participant, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

Section 7.4       Non-Exclusivity.    Neither the adoption of this Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Company for approval (and any subsequent approval by the stockholders of the Company) shall be construed as creating any limitations on the power of the Board of Directors or the Committee to adopt other incentive arrangements as may deemed desirable, including, without limitation, the granting of Restricted Stock Awards,

Restricted Stock Units or Stock Options and such arrangements may be either generally applicable or applicable only in specific cases.

Section 7.5      Eligibility for Form and Time of Elections/Notification Under Code Section 83(b).    Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require. Notwithstanding anything herein to the contrary, the Committee may, on the date of grant or at a later date, as applicable, prohibit an individual from making an election under Code Section 83(b). If the Committee has not prohibited an individual from making this election, an individual who makes this election shall notify the Committee of the election within ten (10) days of filing notice of the election with the Internal Revenue Service or as otherwise required by the Committee. This requirement is in addition to any filing and notification required under the regulations issued under the authority of Code Section 83(b).

Section 7.6       Evidence.    Evidence required of anyone under the Plan may be by certificate, affidavit, document or other written information upon which the person is acting considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 7.7      Tax Withholding.    Where a Participant is entitled to receive shares of Stock upon the vesting or exercise of an Award, the Company shall have the right to require the Participant to pay to the Company the amount of any tax that the Company is required to withhold with respect to the vesting or exercise, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of shares of Stock to cover the amount required to be withheld. To the extent determined by the Committee and specified in an Award Agreement, a Participant shall have the right to direct the Company to satisfy the amount required for federal, state and local tax withholding by: (i) with respect to a Stock Option, reducing the number of shares of Stock subject to the Stock Option (without issuance of the shares of Stock to the Stock Option holder) by a number equal to the quotient of (a) the amount of required tax withholding divided by (b) the excess of the Fair Market Value of a share of Stock on the exercise date over the Exercise Price per share of Stock; and (ii) with respect to Restricted Stock Awards and Restricted Stock Units, withholding a number of shares (based on the Fair Market Value on the vesting date) otherwise vesting that would satisfy the amount of required tax withholding. Provided there are no adverse accounting consequences to the Company (a requirement to have liability classification of an award under FASB ASC Topic 718 is an adverse consequence), a Participant who is not required to have taxes withheld may require the Company to withhold in accordance with the preceding sentence as if the Award were subject to tax withholding requirements.

Section 7.8       Action by Company or Subsidiary.    Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution or unanimous written consent of its board of directors, or by action of one or more members of the board of directors (including a committee of the board of directors) who are duly authorized to act for the board of directors, or (except to the extent prohibited by applicable law or applicable rules of the Exchange on which the Company lists its securities) by a duly authorized officer of the Company or Subsidiary.

Section 7.9       Successors.    All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of the successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.

Section 7.10     Indemnification.    To the fullest extent permitted by law and the Company’s governing documents, each person who is or shall have been a member of the Committee, or of the Board of Directors, or an officer of the Company to whom authority was delegated in accordance with Section 5.3, or an Employee of the Company, shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute or regulation. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s articles of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless. The foregoing right to indemnification shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, provided, however, that, if required by applicable law, an advancement of expenses shall be made only upon delivery to the Company of an undertaking, by or on behalf of such persons to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses.

Section 7.11     No Fractional Shares.    Unless otherwise permitted by the Committee, no fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award Agreement. The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether the fractional shares or any rights thereto shall be forfeited or otherwise eliminated by rounding down.

Section 7.12    Governing Law.    The Plan, all Awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of New York without reference to principles of conflict of laws, except as superseded by applicable federal law. The federal and state courts located in the State of New York, shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any Award, each Participant and any other person claiming any rights under the Plan agrees to submit himself or herself and any legal action that brought with respect to the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

Section 7.13    Benefits Under Other Plans.    Except as otherwise provided by the Committee or as set forth in a Qualified Retirement Plan, non-qualified plan or other benefit plan, Awards to a Participant (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any Qualified Retirement Plan, non-qualified plan and any other benefit plans maintained by the Participant’s employer. The term “Qualified Retirement Plan” means any plan of the Company or a Subsidiary that is intended to be qualified under Code Section 401(a).

Section 7.14    Validity.    If any provision of this Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts of the Plan, but this Plan shall be construed and enforced as if the illegal or invalid provision has never been included herein.

Section 7.15    Notice.    Unless otherwise provided in an Award Agreement, all written notices and all other written communications to the Company provided for in the Plan or in any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile, email or prepaid overnight courier to the Company at its principal executive office. Notices, demands, claims and other communications shall be deemed given:

(a)          in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

(b)          in the case of certified or registered U.S. mail, five (5) days after deposit in the U.S. mail; or

(c)          in the case of facsimile or email, the date upon which the transmitting party received confirmation of receipt; provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received.

If a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service. Communications that are to be delivered by U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s Corporate Secretary, unless otherwise provided in the Award Agreement.

Section 7.16    Forfeiture Events.    The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. These events include, but are not limited to, termination of employment for Cause, termination of the Participant’s provision of Services to the Company or any Subsidiary, violation of material Company or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct of the Participant that is detrimental to the business or reputation of the Company or any Subsidiary.

Section 7.17    Awards Subject to Clawback.    (a)    If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws, and the automatic forfeiture provisions under Section 304 of the Sarbanes-Oxley Act of 2002 apply as a result, any Participant who was an executive officer of the Company at the time of grant or at the time of restatement shall be subject to “clawback” as if the person was subject to Section 304 of the Sarbanes-Oxley Act of 2002.

(b)         Awards granted hereunder are subject to any Clawback Policy that may be adopted by the Company from time to time, whether pursuant to the provisions of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, implementing regulations thereunder, or otherwise.

Section 7.18    Automatic Exercise.    In the sole discretion of the Committee exercised in accordance with Section 5.2(a), any Stock Options that are exercisable but unexercised as of the day immediately before the tenth anniversary of the date of grant (or other expiration date) may be automatically exercised, in accordance with procedures established for this purpose by the Committee, but only if the Exercise Price is less than the Fair Market Value of a share of Stock on that date and the automatic exercise will result in the issuance of at least one (1) whole share of Stock to the Participant after payment of the Exercise Price and any applicable tax withholding requirements. Payment of the Exercise Price and any applicable tax withholding requirements shall be made by a net settlement of the Stock Option whereby the number of shares of Stock to be issued upon exercise are reduced by a number of shares having a Fair Market Value on the date of exercise equal to the Exercise Price and any applicable tax withholding.

Section 7.19   Regulatory Requirements. The grant and settlement of Awards under this Plan shall be conditioned upon and subject to compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. 1828(k), and the rules and regulations promulgated thereunder.

Section 7.20.  Awards Subject to Company Clawback Policies and Restrictions.

Clawback Policies. Awards granted hereunder are subject to any clawback policy that may be adopted by the Company from time to time, including the Company’s current clawback policy and pursuant to the provisions of Section 954 of the Dodd-Frank Act, implementing regulations thereunder, or otherwise.

Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

Hedging/Pledging Policy Restrictions. Awards under the Plan shall be subject to the Company’s policies relating to hedging and pledging as such may be in effect from time to time.

ARTICLE 8 — DEFINED TERMS; CONSTRUCTION

Section 8.1       In addition to the other definitions contained herein, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:

(a)          “10% Stockholder” means an individual who, at the time of grant, owns Stock possessing more than 10% of the total combined voting power of all classes of Stock of the Company.

(b)          “Award” means any Stock Option, Restricted Stock Award or Restricted Stock Unit or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(c)          “Award Agreement” means the document (in whatever medium prescribed by the Committee and whether or not a signature is required or provided by a Participant) that evidences the terms and conditions of an Award. A copy of the Award Agreement shall be provided (or made available electronically) to each Participant.

(d)          “Board of Directors” means the Board of Directors of the Company.

(e)          If the Participant is a party to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of termination for “Cause,” then, for purposes of this Plan, the term “Cause” shall have meaning set forth in the agreement. In the absence of such a definition, “Cause” means termination because of a Participant’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, material breach of the Company’s or the Bank’s (or other Subsidiary’s) Code of Ethics, material violation of the Sarbanes-Oxley Act of 2002 requirements for officers of public companies that in the reasonable opinion of either co-Chief Executive Officer (or Chief Executive Officer if there are no longer co-Chief Executive Officers) of the Company or the Bank or the Board of Directors will likely cause substantial financial harm or substantial injury to the reputation of the Bank or the Company, willfully engaging in actions that in the reasonable opinion of the Board of Directors will likely cause substantial financial harm or substantial injury to the business reputation of the Bank or the Company, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than routine traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the contract.

(f)           “Change in Control” has the meaning ascribed to it in Section 4.2.

(g)          “Code” means the Internal Revenue Code of 1986, as amended, and any rules, regulations and guidance promulgated thereunder, as modified from time to time.

(h)          “Director” means a member of the Board of Directors or of a board of directors of a Subsidiary.

(i)            If the Participant is a party to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of “Disability” or “Disabled,” then, for purposes of this Plan, the terms “Disability” or “Disabled” shall have meaning set forth in that agreement. In the absence of such a definition, “Disability” shall be defined in accordance with the Bank’s long-term disability plan. In the absence of a long-term disability plan or to the extent that an Award is subject to Code Section 409A, “Disability” or “Disabled” shall mean that a Participant has been determined to be disabled by the Social Security Administration. Except to the extent prohibited under Code Section 409A, if applicable, the Committee shall have discretion to determine if a Disability has occurred.

(j)           “Disinterested Board Member” means a member of the Board of Directors who: (i) is not a current Employee of the Company or a Subsidiary; (ii) is not a former employee of the Company or a Subsidiary who received compensation for prior Services (other than benefits under a tax-qualified retirement plan) during the taxable year; (iii) has not been an officer of the Company or a Subsidiary for the past three (3) years; (iv) does not receive compensation from the Company or a Subsidiary, either directly or indirectly, for services as a consultant or in any capacity other than as a Director except in an amount for which disclosure would not be required pursuant to Item 404 of SEC Regulation S-K or any successor provision thereto; and (v) does not possess an interest in any other transaction, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(a) of SEC Regulation S-K or any successor provision thereto. The term Disinterested Board Member shall be interpreted in a manner as shall be necessary to conform to the requirements of Rule 16b-3 promulgated under the Exchange Act and the corporate governance standards imposed on compensation committees under the listing requirements imposed by any Exchange on which the Company lists or seeks to list its securities.

(k)          “Dividend Equivalent Right” means the right, associated with a Restricted Stock Unit, to receive a payment, in cash or shares of Stock, as applicable, equal to the amount of dividends paid on a share Stock, as specified in the Award Agreement.

(l)            “Employee” means any person employed by the Company or a Subsidiary, including Directors who are also employed by the Company or a Subsidiary.

(m)         “Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.

(n)          “Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules, regulations and guidance promulgated thereunder, as modified from time to time.

(o)          “Exercise Price” means the price established with respect to a Stock Option pursuant to Section 2.2.

(p)          “Fair Market Value” on any date, means: (i) if the Stock is listed on an Exchange, national market system or automated quotation system, the closing sales price on that Exchange or over such system on that date or, in the absence of reported sales on that date, the closing sales price on the immediately preceding date on which sales were reported; or (ii) if the Stock is not listed on an Exchange, “Fair Market Value” shall mean a price determined by the Committee in good faith on the basis of objective criteria consistent with the requirements of Code Section 422 and applicable provisions of Code Section 409A.

(q)         A termination of employment by an Employee Participant shall be deemed a termination of employment for “Good Reason” as a result of the Participant’s resignation from the employ of the Company or any Subsidiary upon the occurrence of any of the following events:

(i)            a material diminution in Participant’s base compensation;

(ii)           a material diminution in Participant’s authority, duties or responsibilities;

(iii)          a change in the geographic location at which Participant must perform his duties that is more than twenty-five (25) miles from the location of Participant’s principal workplace; or

(iv)          notwithstanding the foregoing, in the event a Participant is a party to an employment, change in control, severance or similar agreement that provides a definition for “Good Reason” or a substantially similar term, then the occurrence of any event set forth in such definition.

(r)          “Immediate Family Member” means with respect to any Participant: (i) any of the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, former spouses, siblings, nieces, nephews, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law or sisters-in-law, including relationships created by adoption; (ii) any natural person sharing the Participant’s household (other than as a tenant or employee, directly or indirectly, of the Participant); (iii) a trust in which any combination of the Participant and persons described in section (i) and (ii) above own more than fifty percent (50%) of the beneficial interests; (iv) a foundation in which any combination of the Participant and persons described in sections (i) and (ii) above control management of the assets; or (v) any other corporation, partnership, limited liability company or other entity in which any combination of the Participant and persons described in sections (i) and (ii) above control more than fifty percent (50%) of the voting interests.

(s)          “Involuntary Termination” means the Termination of Service of a Participant by the Company or Subsidiary (other than termination for Cause) or termination of employment by an Employee Participant for Good Reason.

(t)           “Incentive Stock Option” or “ISO” has the meaning ascribed to it in Section 2.2.

(u)          “Non-Qualified Option” means the right to purchase shares of Stock that is either: (i) designated as a Non-Qualified Option, (ii) granted to a Participant who is not an Employee; or (iii) granted to an Employee, but does not satisfy the requirements of Code Section 422.

(v)          “Performance Award” means an Award that vests in whole or in part upon the achievement of one or more specified performance measures, as determined by the Committee. The conditions for grant or vesting and the other provisions of a Performance Award (including without limitation any applicable performance measures) need not be the same with respect to each recipient. A Performance Award shall vest, or as to Restricted Stock Units be settled, after the Committee has determined that the performance goals have been satisfied.

Performance measures can include, but are not limited to: book value or tangible book value per share; basic earnings per share (e.g., earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization; or earnings per share); basic cash earnings per share; diluted earnings per share; return on assets; cash return on assets; return on equity; cash return on equity; return on tangible equity; cash return on tangible equity; net income or net income before taxes; net interest income; non-interest income; non-interest expense to average assets ratio; cash general and administrative expense to average assets ratio; efficiency ratio; cash efficiency ratio; operating efficiency ratio; financial return ratios; core earnings, capital; increase in revenue; total stockholder return; total shareholder return including special dividends; net operating income, operating income; net interest margin or net interest rate spread; cash flow; cash earnings; stock price; assets, growth in assets, loans or deposits, asset quality metrics, charge-offs, loan reserves, non-performing assets and loans, growth of loans, loan production volume; non-performing asset ratio; regulatory compliance or safety and soundness; achievement of balance sheet or income statement objectives and strategic business objectives, or any combination of these or other measures.

Performance measures may be based on the performance of the Company as a whole or on any one or more Subsidiaries or business units of the Company or a Subsidiary and may be measured relative to a peer group, an index or a business plan and may be considered as absolute measures or changes in measures. The terms of an Award may provide that partial achievement of performance measures may result in partial payment or vesting of the award or that the achievement of the performance measures may be measured over more than one period or fiscal year. In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent the exclusion is set forth in the Award Agreement and identified in the audited financial statements of the Company, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report or in an earnings release or in the Compensation Discussion and Analysis Section, if any, of the Company’s annual proxy statement: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) dividends declared on the Company’s stock; (iv) changes in tax or accounting principles, regulations or laws; or (v) expenses incurred in connection with a merger, branch acquisition or similar transaction. Subject to the preceding sentence, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or its Subsidiaries conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify the performance measures, in whole or in part, as the Committee deems appropriate. Notwithstanding anything to the contrary herein, performance measures relating to any Award hereunder will be modified, to the extent applicable, to reflect a change in the outstanding shares of Stock of the Company by reason of any stock dividend or stock split, or a corporate transaction, such as a merger of the Company into another corporation, any separation of a corporation or any partial or complete liquidation by the Company or a Subsidiary. If a Participant is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may: (i) adjust, change or eliminate the performance measures or change the applicable performance period; or (ii) cause to be made a cash payment to the Participant in an amount determined by the Committee.

(w)         “Restricted Stock” or “Restricted Stock Award” has the meaning ascribed to it in Section 2.3(a).

(x)          “Restricted Stock Unit” has the meaning ascribed to it in Section 2.4(a).

(y)          “Restriction Period” has the meaning set forth in Section 2.4(b)(iii).

(z)          “SEC” means the United States Securities and Exchange Commission.

(aa)        “Securities Act” means the Securities Act of 1933, as amended and the rules, regulations and guidance promulgated thereunder and modified from time to time.

(bb)       “Service” means service as an Employee or Director of the Company or a Subsidiary, as the case may be, and shall include service as a director emeritus or advisory director. Service shall not be deemed interrupted in the case of sick leave, military leave or any other absence approved by the Company or a Subsidiary, in the case of transferees between payroll locations or between the Company, a Subsidiary or a successor.

(cc)        “Stock” means the common stock of the Company, $0.01 par value per share.

(dd)       “Stock Option” has the meaning ascribed to it in Section 2.2.

(ee)        “Subsidiary” means any corporation, affiliate, bank or other entity which would be a subsidiary corporation with respect to the Company as defined in Code Section 424(f) and, other than with respect to an ISO, shall also mean any partnership or joint venture in which the Company and/or other Subsidiary owns more than 50% of the capital or profits interests.

(ff)         “Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an Employee or Director (including a director emeritus or advisory director) of the Company or any Subsidiary, regardless of the reason for such cessation, subject to the following:

(i)           The Participant’s cessation as an Employee shall not be deemed to occur by reason of the Participant’s being on a bona fide leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant’s Services, provided the leave of absence does not exceed six (6) months, or if longer, so long as the Employee retains a right to reemployment with the Company or Subsidiary under an applicable statute or by contract. For these purposes, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Employee will return to perform Services for the Company or Subsidiary. If the period of leave exceeds six (6) months and the Employee does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first day immediately following the six-month period. For purposes of this sub-section, to the extent applicable, an Employee’s leave of absence shall be interpreted by the Committee in a manner consistent with Treasury Regulation Section 1.409A-1(h)(1).

(ii)           If, as a result of a sale or other transaction, the Subsidiary for whom Participant is employed (or to whom the Participant is providing Services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an Employee of the Company or an entity that is then a Subsidiary, then the occurrence of the transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity by which the Participant is employed or to which the Participant is providing Services.

(iii)         Except to the extent Code Section 409A may be applicable to an Award, and subject to the foregoing paragraphs of this sub-section, the Committee shall have discretion to determine if a Termination of Service has occurred and the date on which it occurred. In the event that any Award under the Plan constitutes Deferred Compensation (as defined in Section 2.6), the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “Separation from Service” as defined under Code Section 409A and under Treasury Regulation Section 1.409A-1(h)(ii). For purposes of this Plan, a “Separation from Service” shall have occurred if the employer and Participant reasonably anticipate that no further Services will be performed by the Participant after the date of the Termination of Service (whether as an Employee or as an independent contractor) or the level of further Services performed will be less than 50% of the average level of bona fide Services in the thirty-six (36) months immediately preceding the Termination of Service. If a Participant is a “Specified Employee,” as defined in Code Section 409A and any payment to be made hereunder shall be determined to be subject to Code Section 409A, then if required by Code Section 409A, the payment or a portion of the payment (to the minimum extent possible) shall be delayed and shall be paid on the first day of the seventh month following Participant’s Separation from Service.

(iv)         With respect to a Participant who is a Director, cessation as a Director will not be deemed to have occurred if the Participant continues as a director emeritus or advisory director. With respect to a Participant who is both an Employee and a Director, termination of employment as an Employee shall not constitute a Termination of Service for purposes of the Plan so long as the Participant continues to provide Service as a Director or director emeritus or advisory director.

(gg)        “Voting Securities” means any securities which ordinarily possess the power to vote in the election of directors without the happening of any pre-condition or contingency.

Section 8.2       In this Plan, unless otherwise stated or the context otherwise requires, the following uses apply:

(a)          actions permitted under this Plan may be taken at any time and from time to time in the actor’s reasonable discretion;

(b)          references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;

(c)          in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”;

(d)          references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;

(e)          indications of time of day mean Eastern Time;

(f)           “including” means “including, but not limited to”;

(g)          all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Plan unless otherwise specified;

(h)          all words used in this Plan will be construed to be of the gender or number as the circumstances and context require;

(i)           the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Plan have been inserted solely for convenience of reference and shall not be considered a part of this Plan nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions;

(j)           any reference to a document or set of documents in this Plan, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

(k)          all accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States of America.

Lake Shore Bancorp, Inc.

VOTE

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Special Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Proposals — The Board of Directors recommend a vote FOR Proposal 1.

	For	Against	Abstain
1. To approve the Lake Shore Bancorp, Inc. 2025 Equity Incentive Plan	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

042PJC

Special Meeting Admission Ticket

Special Meeting of Lake Shore Bancorp, Inc. Shareholders

February 4, 2025, 8:30 A.M. local time
Lake Shore Bancorp, Inc., 31 E Fourth Street,
Dunkirk, NY 14048

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Important notice regarding the Internet availability of proxy materials for the Special Meeting of Shareholders.
The material is available at: www.edocumentview.com/LSBK-SPC

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Proxy - Lake Shore Bancorp, Inc.

Notice of Special Meeting of Shareholders

Proxy Solicited by Board of Directors for Special Meeting — February 4, 2025

The undersigned shareholder of Lake Shore Bancorp, Inc. (the "Company") hereby appoints the Board of Directors, and each of them, with full powers of substitution, to represent and to vote as proxy, as designated, all shares of common stock of Lake Shore Bancorp, Inc. held of record by the undersigned on December 6, 2024, at the Special Meeting of Shareholders (the "Special Meeting") to be held at 8:30 a.m., Eastern Time, on February 4, 2025, or at any adjournment or postponement thereof, upon the matters described in the Notice of the Special Meeting of Shareholders and Proxy Statement, dated December 20, 2024 and upon such other matters as may properly come before the Special Meeting. The undersigned hereby revokes all prior proxies.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. **If no direction is given, this Proxy will be voted FOR proposal 1.**

The undersigned hereby acknowledges receipt of the Notice of Special of Shareholders for the Special Meeting dated December 20, 2024.

Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of Lake Shore Bancorp, Inc. at the Special Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of Lake Shore Bancorp, Inc. at the address set forth on the Notice of Special Meeting of Shareholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Special Meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

Lake Shore Bancorp, Inc. VOTE

Online

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Shareholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the Lake Shore Bancorp, Inc. Special Shareholders Meeting to be Held on February 4, 2025

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the special shareholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the special meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Special Meeting Proxy Statement is available at:

www.envisionreports.com/LSBK-SPC

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Step 1: Go to **www.envisionreports.com/LSBK-SPC**.
Step 2: Click on **Cast Your Vote or Request Materials.**
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selections as instructed on each screen for your delivery preferences.
Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before January 22, 2025 to facilitate timely delivery.

2NOT

042PMC

Shareholder Meeting Notice

Lake Shore Bancorp, Inc.'s Special Meeting of Shareholders will be held on February 4, 2025 at Lake Shore Bancorp, Inc., 31 E Fourth Street, Dunkirk, NY 14048, at 8:30 a.m. Eastern Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommend a vote FOR Proposal 1:

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here's how to order a copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

- **Internet** – Go to **www.envisionreports.com/LSBK-SPC**. Click Cast Your Vote or Request Materials.
- **Phone** – Call us free of charge at 1-866-641-4276.
- **Email** – Send an email to investorvote@computershare.com with "Proxy Materials Lake Shore Bancorp, Inc." in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

  To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by January 22, 2025.